Exhibit 4.2

EXECUTION COPY

BILL BARRETT CORPORATION,

as Issuer,

THE SUBSIDIARY GUARANTORS NAMED ON SCHEDULE 1 HERETO

9.875% Senior Notes due 2016

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 8, 2009

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

i

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 8, 2009 (this “Supplemental Indenture”), is entered into among Bill Barrett Corporation, a Delaware corporation (the “Company”), the subsidiary guarantors named on Schedule 1 hereto and Deutsche Bank Trust Company Americas, a New York State banking corporation, as trustee (the “Trustee”).  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Base Indenture (as defined below).

RECITALS

The Company and the Trustee entered into that certain Indenture, dated as of July 8, 2009 (the “Base Indenture”), pursuant to which the Company may from time to time issue its senior indebtedness in the form of one or more series of unsecured debentures, notes, bonds or other evidences of indebtedness (collectively, the “Securities”).

WHEREAS, Section 901 of the Base Indenture provides that the Company and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may, without the consent of the Holders of the Securities, enter into a supplemental indenture to (i) in accordance with clause (7) thereof, establish the form or terms of Securities of any series as permitted by Sections 201, 202 or 203 of the Base Indenture or (ii) in accordance with clause (5) thereof, add to, change or eliminate any of the provisions of the Base Indenture in respect of all or any Securities of any series, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; and

WHEREAS, the Company has duly authorized the issue of 9.875% Senior Notes due 2016 (as they may be issued from time to time under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 301 of the Base Indenture and Section 1.03 of this Supplemental Indenture, the “Notes”), initially in an aggregate principal amount not to exceed $250,000,000, and in connection therewith, there being no Notes Outstanding at the time of execution and delivery of this Supplemental Indenture, the Company and the Subsidiary Guarantors have duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of the Notes as required by the Base Indenture and to add to, change and eliminate certain provisions of the Base Indenture in respect of the Notes; and

WHEREAS, the Company and the Subsidiary Guarantors have determined that this Supplemental Indenture is authorized or permitted by Section 901 of the Base Indenture and the Company has delivered to the Trustee an Opinion of Counsel, the Company has delivered an Officers’ Certificate and the Subsidiary Guarantors have delivered a Guarantor’s Officers’ Certificate to the effect that all conditions precedent provided for in the Base Indenture to the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, the Form of Note, the Trustee’s Certificate of Authentication to be borne by each Note, the Form of Option of Holder to Elect Purchase and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Base Indenture provided, and to make the Guarantees of each of the Subsidiary Guarantors as set forth herein, when the Notes have been so executed, authenticated and delivered, the valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, have been done; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Base Indenture, have been done.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders:

ARTICLE 1

ISSUE AND DESCRIPTION OF NOTES

Section 1.01           Designation and Amount; Ranking Payments; Denomination.  The Notes shall be designated as the “9.875% Senior Notes due 2016.”  The Notes are hereby established as a series of Securities under the Base Indenture.  The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is not limited.  The aggregate principal amount of Notes initially authorized for authentication and delivery pursuant to this Supplemental Indenture (the “Initial Notes”) is limited to $250,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.06(b), Section 3.11, Section 4.03, Section 4.08 and Section 8.05 hereof and Section 304, 305, and 306 of the Base Indenture).  The Company may, and shall be entitled to, from time to time, without notice to or the consent of the Holders of the Notes, in accordance with Section 1.03 below increase the principal amount of Notes and issue such increased principal amount (or any portion thereof) of Notes as “Additional Notes” under this Supplemental Indenture.

Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars and in amounts of at least $2,000 and integral multiples of $1,000 thereafter.  The Place of Payment where the principal of and any other payments due on the Notes are payable shall initially be at the office or agency of the Company maintained for that purpose in New York, New York in accordance with Section 4.02 of this Supplemental Indenture.

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar or co-registrar without notice.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.

The Company shall pay interest (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Registrar (or upon written application by such Person to the Paying Agent not later than five Business Days before the relevant Interest Payment Date, by wire transfer in immediately available funds to such Person’s account at a bank in New York City, if such Person is entitled to interest on an aggregate principal amount in excess of $1,000,000, which application shall remain in effect until the Holder notifies the Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Notes shall be guaranteed by each of the Initial Guarantors and, in accordance with Section 4.14 hereof, any additional Subsidiary Guarantors in accordance with Section 4.14 and Article 11 of this Supplemental Indenture.

No Guarantee nor any notation thereof shall be, or shall be required to be, endorsed on, or attached to, or otherwise physically made part of any Note.

Section 1.02           Form of Notes.  The Notes shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and made a part of this Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture or the Base Indenture or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 1.03           Additional Notes.

(a)           With respect to any Additional Notes, there shall be (a) established in or pursuant to a Board Resolution and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental to the Indenture, prior to the issuance of such Additional Notes:

(i)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(ii)           the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue and the first interest payment date therefor; and

(iii)          if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Exhibit A in which any such Global Securities may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

(b)           If any of the terms of any Additional Notes are established by action taken pursuant to a Board Resolution, a copy thereof shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental to the Indenture setting forth the terms of the Additional Notes.

(c)           The Initial Notes and any Additional Notes shall be considered collectively as a single class for all purposes of the Indenture.  Holders of the Initial Notes and any Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

Section 1.04           Execution and Authentication.

(a)           The Initial Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee for original issue in accordance with the provisions of Section 303 of the Base Indenture.

(b)           At any time and from time to time after the issuance of the Initial Notes, the Trustee shall authenticate and deliver any Additional Notes for original issue in accordance with the provisions of Section 303 of the Base Indenture in an aggregate principal amount determined at the time of issuance and specified in a Company Order.  Such Company Order shall specify the principal amount of the Additional Notes to be authenticated and the date on which the original issue of such Additional Notes is to be authenticated.

Section 1.05           Non-Business Day Payments.  If any Interest Payment Date, the Stated Maturity, any Redemption Date, any Net Proceeds Offer Payment Date or any Change of Control Payment Date falls on a day that is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment or delivery was due, and no additional interest will accrue on that required payment or delivery for the period from and after the Interest Payment Date, Stated Maturity, Redemption Date, Net Proceeds Offer Payment Date or Change of Control Payment Date, as the case may be, to that next succeeding Business Day.

ARTICLE 2

DEFINITIONS AND INCORPORATION BY REFERENCE

All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Base Indenture.  Unless the context otherwise requires, all references in this Supplemental Indenture to Articles, Sections or Exhibits refer to Articles, or Sections of or Exhibits to this Supplemental Indenture.  In the event of any inconsistency between the Base Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern.  The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.  Unless the context otherwise requires, the following terms shall have the following meanings:

Section 2.01           Definitions.

“Acquired Indebtedness” means Indebtedness or Preferred Stock of a Person or any of its Subsidiaries (1) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (2) which becomes Indebtedness or Preferred Stock of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Acquired Subordinated Indebtedness” means Indebtedness of the Company or any Subsidiary Guarantor that (i) is subordinated or junior in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be, (ii) constitutes Acquired Indebtedness and (iii) was not incurred in connection with, or in contemplation of, another Person merging with or into, or becoming a Restricted Subsidiary of, the Company or any of its Subsidiaries.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” of a Person means (without duplication), as of the date of determination:

(1)           the sum of:

(a)           discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with Commission guidelines (before any state or federal or other income tax), as estimated by a nationally recognized firm of independent petroleum engineers or the Company in a reserve report prepared by the Company’s petroleum engineers as of a date no earlier than the date of the Company’s latest annual consolidated financial statements, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)            estimated proved oil and gas reserves acquired by the Company and its Restricted Subsidiaries since the date of such year-end reserve report; and

(ii)           estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation, production and other activities, which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each of cases (i) and (ii) calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(iii)          estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report; and

(iv)          estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions, exploration, development or exploitation, production or other activities conducted since the date of such reserve report or other factors which would, in accordance with standard industry practice, cause such revisions, in each of cases (iii) and (iv) calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report) and, in the case of each of clauses (i), (ii), (iii) and (iv), as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose; plus

(b)           the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s most recent annual or quarterly financial statements; plus

(c)           the Net Working Capital on a date no earlier than the date of the Company’s most recent consolidated annual or quarterly financial statements; plus

(d)           with respect to each other tangible asset of the Company or its consolidated Restricted Subsidiaries specifically including, but not to the exclusion of any other qualifying tangible assets, the Company’s or its consolidated Restricted Subsidiaries’ gas gathering and processing facilities, land, equipment, leasehold improvements, investments carried on the equity method, restricted cash and the carrying value of marketable securities, the greater of (i) the net book value of such other tangible asset on a date no earlier than the date of the Company’s most recent consolidated annual or quarterly financial statements and (ii) the appraised value, as estimated by independent appraisers, of such other tangible assets of the Company and its Restricted Subsidiaries (provided that the Company may rely on subclause (i) of this clause (d) if no appraisal is available or has been obtained), as of a date no earlier than the date of the Company’s latest audited financial statements; minus

(2)           minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net natural gas balancing liabilities of the Company and its consolidated Restricted Subsidiaries reflected in the Company’s latest audited financial statements.

In addition to, but without duplication of, the foregoing, for purposes of this definition, “Adjusted Consolidated Net Tangible Assets” shall be calculated after giving effect, on a pro forma basis, to (A) any Investment not prohibited by this Supplemental Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the “Assets Transaction Date”), in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of the Company, (B) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (C) any sales or other dispositions of assets permitted by this Supplemental Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date.  If the Company changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “ACNTA” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth under Section 4.11.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, exchange, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of:

(1)           any Capital Stock of any Restricted Subsidiary; or

(2)           any other property or assets (including any interests therein) (other than cash or Cash Equivalents) of the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction; provided, however, that Asset Sales shall not include:

(a)           the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company in a transaction which is (i) made in compliance with the provisions of Article 5 or (ii) subject to the provisions of Section 4.13;

(b)           any Investment in an Unrestricted Subsidiary which is made in compliance with the provisions of Section 4.07;

(c)           disposals, abandonments or replacements of damaged, unserviceable, worn-out or other obsolete equipment or other assets or assets that are no longer useful in the conduct of the Crude Oil and Natural Gas Business of the Company and its Restrict Subsidiaries;

(d)           the sale, lease, conveyance, disposition or other transfer (each, a “Transfer”) by the Company or any Restricted Subsidiary of assets or property, or the issuance or sale of Capital Stock by a Restricted Subsidiary, to the Company or one or more Restricted Subsidiaries;

(e)           any disposition or other Transfer of Hydrocarbons or other mineral products in the ordinary course of business or the Transfer of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business;

(f)            any Transfer of an interest in an oil, gas or mineral property, pursuant to a farm-out, farm-in, joint operating, overriding royalty interest, area of mutual interest or unitization agreement, or other similar or customary arrangement or agreement that the Company or any Restricted Subsidiary determines in good faith to be necessary or appropriate for the economic development of such Property other than Production Payments and Reserve Sales;

(g)           surrender or waiver of contract rights, oil and gas leases or property related thereto, abandonment of any oil or gas property or interests therein or the settlement, release or surrender of contract, tort or other claims of any kind;

(h)           any disposition of defaulted receivables that have been written-off as uncollectible that arose in the ordinary course of business for collection;

(i)            any Asset Swap;

(j)            the Transfer by the Company or any Restricted Subsidiary of assets or property in any single transaction or series of related transactions that involve assets or properties having a Fair Market Value (valued at the Fair Market Value of such assets or property at the time of such Transfer) not to exceed $20.0 million;

(k)           a Restricted Payment that does not violate Section 4.07 or a Permitted Investment (including, without limitation, unwinding any Commodity Agreements, Interest Rate Agreements or Currency Agreements);

(l)            any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Crude Oil and Natural Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(m)          the disposition (whether or not in the ordinary course of the Crude Oil and Natural Gas Business) of oil or gas properties or direct or indirect interests in real property; provided that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

(n)           the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or such Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(o)           the creation or perfection of a Lien (but not, except to the extent contemplated in clause (p) below, the sale or other disposition of the properties or assets subject to such Lien);

(p)           the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(q)           the licensing or sublicensing of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

(r)            the disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 of the Internal Revenue Code or any successor or analogous provisions of the Internal Revenue Code.

“Asset Swap” means any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties or other properties or assets for oil and gas properties or other properties or assets owned or held by another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided, further, that any Net Cash Proceeds received must be applied in accordance with Section 4.08.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof including, in the case of a limited partnership, the board of directors of the managing general partner thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing;

(2)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing clauses (1), (2) and (3) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, as to any Person, an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.10, a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cash Equivalents” means:

(1)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(3)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from Moody’s or S&P;

(4)           certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof or demand deposit accounts and Eurodollar time deposits and overnight bank deposits issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) or (2) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)           deposits in money market funds investing in instruments of the type specified in clauses (1) through (5) above; and

(7)           money market mutual or similar funds having assets in excess of $100 million.

“Certificated Securities” means securities that are in definitive, fully registered certificated form.

“Change of Control” means the occurrence of one or more of the following events:  (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group other than the Permitted Holders (each, a “Transferee”) as such terms are used in Section 13(d) and 14(d) of the Exchange Act (whether or not otherwise in compliance with the provisions of this Supplemental Indenture), but excluding any such sale, lease, exchange or other transfer as part of a transaction in compliance with Article 5 if the owners of the Capital Stock of the Company immediately prior to such transaction own at least a majority of the Capital Stock of such Transferee immediately after such transaction by economic or voting interest; (b) the approval by the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (c) any Person or Group, other than Permitted Holders, shall become the beneficial owner (as defined in Rule 13d-3 of the Exchange Act, except that a Person or Group shall be deemed to be a beneficial owner of all securities such Person or Group shall have the right to acquire or vote within one year), directly or indirectly, of Capital Stock representing more than 50% of the aggregate total ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (d) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period with directors who shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the Issue Date or whose election as a member of such Board of Directors was previously so approved.

“Change of Control Offer” has the meaning set forth in Section 4.13.

“Change of Control Payment Date” has the meaning set forth in Section 4.13.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreements” means, with respect to any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement, hedging agreements and other agreements or arrangements or any combination thereof entered into by such Person in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person or its Subsidiaries that are customary in the Crude Oil and Natural Gas Business and that are designed to manage the risks of Hydrocarbon price fluctuations.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such

Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Supplemental Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company Properties” means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of this Supplemental Indenture.

“Comparable Treasury Issue” means, with respect to Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to July 15, 2013, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities; provided if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated EBITDAX” means, for any period, the sum (without duplication) of:

(1)           Consolidated Net Income; and

(2)           to the extent Consolidated Net Income has been reduced thereby:

(a)           all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b)           Consolidated Interest Expense;

(c)           the amount of any Preferred Stock dividends paid by the Company and its Restricted Subsidiaries; and

(d)           Consolidated Non-cash Charges or consolidated exploration expense,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated EBITDAX Coverage Ratio” means, with respect to the Company, the ratio of (i) Consolidated EBITDAX of the Company during the four full fiscal quarters for which financial information in respect thereof is available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDAX Coverage Ratio (the “Transaction Date”) to (ii) Consolidated Fixed Charges of the Company for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDAX” and “Consolidated Fixed Charges” shall be calculated after giving effect (without duplication) on a pro forma basis for the period of such calculation to:

(1)           the incurrence or repayment of any Indebtedness or issuance of Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)           any Asset Sales (and the application of the proceeds thereof) or Asset Acquisitions by the Company or any Restricted Subsidiary (or by any Person acquired by the Company or any Restricted Subsidiary) (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDAX attributable to the assets which are the subject of the Asset Acquisition or Asset Sale (and the application of the proceeds thereof) during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale (and the application of the proceeds thereof) or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

For purposes of this definition, (a) any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the Four Quarter Period; and (b) any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during the Four Quarter Period.  If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding paragraph shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets or any other event in connection with any calculation, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (including pro forma expense and cost reductions and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any regulation or policy of the Commission related thereto)).

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated EBITDAX Coverage Ratio”:

(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)           if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)           notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus

(2)           the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary (other than dividends paid in Qualified Capital Stock and other than to the Company or any Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

(1)           the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with

GAAP, including without limitation, (a) any amortization of original issue discount and debt issuance cost, (b) the net costs, losses or gains under Interest Rate Agreements, (c) all capitalized interest, and (d) the interest portion of any deferred payment obligation, plus

(2)           the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP, minus

(3)           to the extent included above, write-off of deferred financing costs and interest attributable to Dollar-Denominated Production Payments.

“Consolidated Net Income” means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)           any net after-tax gains (or losses) from Asset Sales or abandonments or reserves relating thereto;

(2)           any net after-tax extraordinary or nonrecurring gains (or losses) and any net after-tax gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(3)           the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise;

(4)           the net income of any Person in which the Company has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to the Company or to a Restricted Subsidiary by such Person (and provided that the Company’s equity in a net loss of any such Person for such period shall not be included in determining such Consolidated Net Income, except to the extent of the aggregate cash actually contributed to such Person by the Company or a Restricted Subsidiary during such period);

(5)           (a) any net after-tax income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (b) any income or loss attributable to any Person acquired in any pooling-of-interests transaction for any period prior to the date of such acquisition;

(6)           in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets;

(7)           any non-cash charges related to a ceiling test write-down under GAAP;

(8)           any unrealized non-cash gains or losses or charges in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements (including those resulting from the application of SFAS 133);

(9)           any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, in accordance with GAAP;

(10)         any consolidated non-cash gains or losses arising from changes in GAAP standards or principles after the Issue Date or the cumulative effect thereof;

(11)         all net income or loss of Unrestricted Subsidiaries;

(12)         any asset (including goodwill) impairment or writedown on or related to Crude Oil and Natural Gas Properties or other non-current assets under applicable GAAP or Commission guidelines; and

(13)         any non-cash or nonrecurring charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to maturity.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)           the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2)           the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“Consolidated Non-cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, depletion, amortization, impairment and other non-cash charges or expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“consolidation” means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person.  The term “consolidated” has a correlative meaning to the foregoing.

“Covenant Defeasance” has the meaning set forth under Article 9.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Senior Credit Facility) or debt issuances or letters of credit or any successor or replacement agreement, in each case, as amended, restated, modified, renewed or refinanced in whole or in part from time to time.

“Crude Oil and Natural Gas Business” means:

(1)           the acquisition, exploration, exploitation, development, operation, production, hedging, swapping and disposition of interests in oil, natural gas and other Hydrocarbon properties and assets;

(2)           the gathering, marketing, treating, processing, storage, refining, hedging, swapping, selling and transporting of any production from such interests, properties or assets (or interests, properties or assets of others) and products produced in association therewith; and

(3)           activities arising from, relating to or necessary, appropriate, ancillary, complementary or incidental to the foregoing.

“Crude Oil and Natural Gas Properties” means all Properties, including equity or other ownership interests therein, owned by any Person which contain or have been assigned “proved oil and gas reserves,” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Crude Oil and Natural Gas Related Assets” means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Subsidiary of the Company which is related to the business of the Company and its Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement or arrangement to which such Person is a party or beneficiary.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) or is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) or is convertible or exchangeable at the option of the holder for

Indebtedness or Disqualified Stock, in whole or in part, in either case, on or prior to the final stated maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final stated maturity of the Notes shall not constitute Disqualified Stock if:

(1)           the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.08 and 4.13; and

(2)           any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto (or concurrently therewith, provided that all of the Notes validly tendered for purchase and not withdrawn pursuant to the requirements described under Section 4.08 or 4.13 are so purchased).

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Supplemental Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar-Denominated Production Payment” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Investor” means each of (i) Warburg Pincus Private Equity VIII, L.P., and (ii) Warburg Pincus Private Equity X, L.P.

“Equity Offering” means an offering of Qualified Capital Stock of the Company, including any Public Equity Offerings and any non-public, unregistered offering or private placement of such Qualified Capital Stock, or any contribution to capital of the Company in respect of Qualified Capital Stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fall-Away Period” has the meaning set forth in Section 4.05.

“Fair Market Value” means, with respect to any asset or property, the price which would be paid in an arm’s-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Supplemental Indenture), which determination will be conclusive for all purposes under this Supplemental Indenture.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof and any direct or indirect subsidiary of such Restricted Subsidiary, and in each such case, as of its most recently available balance sheet date, at least 50% of the tangible assets of which were not located in the United States of America or any state or territory thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

(1)           the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)           statements and pronouncements of the Financial Accounting Standards Board;

(3)           such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4)           the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“Global Note” means a permanent global note that is in the Form of Note attached hereto as Exhibit A, and that is deposited with the Depositary or its custodian and registered in the name of the Depositary.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)           entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Holder” means any Person that is the registered holder of a Note.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances related to the foregoing, including, but not limited to, liquified petroleum gas, natural gas, kerosene, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

“incur” has the meaning set forth under Section 4.06. Notwithstanding the foregoing, solely for purposes of determining compliance with Section 4.06, the following will not be deemed to be incurrences of Indebtedness or issuances of Preferred Stock:

(1)           amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)           the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3)           the obligation to pay a premium in respect of Indebtedness or Preferred Stock arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Preferred Stock; and

(4)           unrealized losses or charges in respect of hedging obligations (including those resulting from the application of SFAS 133).

“Indebtedness” means with respect to any Person, without duplication:

(1)           the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)           all Capitalized Lease Obligations of such Person;

(3)           all obligations of such Person representing the deferred purchase price of property, all conditional sale obligations of such Person and all obligations under any title retention agreement (but excluding trade accounts payable), to the extent such obligations would appear as a liability upon the balance sheet of such Person in accordance with GAAP;

(4)           all obligations for the reimbursement of any obligor on any outstanding letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)           guarantees and other contingent obligations in respect of Indebtedness referred to in this definition;

(6)           all obligations of any other Person of the type referred to in clauses (1) through (5) above which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the obligation so secured;

(7)           all net payment obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements;

(8)           all Disqualified Stock issued by such Person with the “amount” or “principal amount” of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price; and

(9)           any guarantee by such Person of production or payment with respect to (A) a Production Payment or (B) Production Payments and Reserve Sales;

provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, shall not constitute “Indebtedness.”

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Supplemental Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the Company.  Notwithstanding the foregoing, (i) accrued expenses and trade accounts payable arising in the ordinary course of business shall not constitute “Indebtedness” and (ii) except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute “Indebtedness”.

Any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property shall not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary or the Company, “Indebtedness” will exclude any obligations arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations, in each case, incurred or assumed in connection with such acquisition or disposition.

The “amount” or “principal amount” of Indebtedness at any time of determination as used herein shall, except as set forth below, be determined in accordance with GAAP:

(1)           the “amount” or “principal amount” of any Indebtedness issued at a price that is less than the principal amount at maturity thereof shall be the accreted value thereof;

(2)           the “amount” or “principal amount” of any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof;

(3)           the “amount” or “principal amount” of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

(4)           the “amount” or “principal amount” of any Interest Rate Agreements included in the definition of Permitted Indebtedness shall be zero;

(5)           the “amount” or “principal amount” of all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP; and

(6)           the “amount” or “principal amount” of all other contingent obligations shall be the maximum liability at such date of such Person.

“Indenture” means the Base Indenture, as supplemented and modified by this Supplemental Indenture, as either may be amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the Trust Indenture Act that are deemed to be a part hereof.

“Independent Advisor” means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

“Independent Investment Banker” means any one of Banc of America Securities LLC, Deutsche Bank Securities Inc. or J.P. Morgan Securities Inc. and their respective successors, at the Company’s option, or, if such firms or the successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Interest Rate Agreements” means, with respect to any Person, (i) any agreements of such Person with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and (ii) any interest rate protection agreements, interest rate future agreements, interest rate option agreements, agreements providing for interest rate swaps, caps, floors or collars and similar agreements or arrangements to which such Person is a party or beneficiary.

“Investment” means, with respect to any Person, any direct or indirect:

(1)           loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution (by means of any transfer of cash or other property valued at the Fair Market Value thereof as of the date of transfer) to others or any payment for property or services for the account or use of others;

(2)           purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) or evidences of Indebtedness issued by any Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

(3)           guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Restricted Subsidiary of such Person which guarantee or assumption is made in compliance with the provisions of Section 4.06); and

(4)           other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.  The amount of any Investment shall be its Fair Market Value at the time the investment is made and shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

“Investment Grade Rating” means a Moody’s rating of Baa3 or higher and an S&P rating of BBB- or higher or, if either such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Issue Date” means the date of original issuance of the Notes (excluding, for such purpose any Additional Notes).

“Legal Defeasance” has the meaning set forth under Article 9.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1)         100% of the principal amount of such Notes; and

(2)           the sum of the present values of (a) the redemption price of such Notes at July 15, 2013 (as set forth in Section 4 of the form of reverse of Note) and (b) the remaining scheduled payments of interest from the redemption date to July 15, 2013 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 12 30-day months) at the Treasury Rate plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes to the Redemption Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any Asset Sale, the aggregate proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting, reservoir engineering and investment banking fees and sales commissions and title expenses), (b) taxes (including secondary tax expenses) paid or payable or taxes required to be accrued as a liability under GAAP after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness or Preferred Stock that is required to be repaid in connection with such Asset Sale or that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (e) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

“Net Proceeds Offer” has the meaning set forth in Section 4.08.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.08.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.08.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.08.

“Net Working Capital” means all current assets (other than current assets from Commodity Agreements) of the Company and its consolidated Subsidiaries, minus all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from Commodity Agreements, in each case as set forth in financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FAS 133), provided that current assets and current liabilities shall exclude Consolidated Non-Cash Charges.

“Notes” has the meaning set forth in the third recital of this Supplemental Indenture and shall include the Initial Notes and any Additional Notes authenticated and delivered in accordance with Section 1.03.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or such Subsidiary Guarantees, as applicable.

“Permitted Acquisition Indebtedness” means Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Preferred Stock was Indebtedness of:

(1)           a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2)           a person that was merged or consolidated into the Company or a Restricted Subsidiary,

provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a)           the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated EBITDAX Coverage Ratio test described in Section 4.06(a).

(b)           the Consolidated EBITDAX Coverage Ratio for the Company would be equal to or greater than the Consolidated EBITDAX Coverage Ratio for the Company immediately prior to such transaction, or

(c)           the Consolidated Net Worth of the Company would be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

“Permitted Holders” means the Equity Investors and Related Parties.  Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to Section 4.13(d) is not required to be) made in accordance with the requirements of this Supplemental Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           (A) the Notes issued on the Issue Date or (B) any Subsidiary Guarantees of any Notes referred to in clause (A);

(2)           Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to the Credit Facilities; provided, however, that immediately after giving effect to the incurrence of Indebtedness under the Credit Facilities, the aggregate principal amount of all Indebtedness incurred under this clause (2) and then outstanding does not exceed the greater of (i) $600 million and (ii) an amount equal to the sum of (A) $200.0 million plus (B) 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(3)           Indebtedness of a Restricted Subsidiary to, or Preferred Stock of a Restricted Subsidiary held by, the Company or to a Restricted Subsidiary for so long as such Indebtedness or Preferred Stock is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided, however, that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or Preferred Stock or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of the Indebtedness or issuance of the Preferred Stock so held by a Person other than the Company or a Restricted Subsidiary not constituting Permitted Indebtedness under this clause (3) by the issuer of such Indebtedness or Preferred Stock;

(4)           Indebtedness (including the $172.5 million aggregate principal amount of the Company’s 5% Convertible Senior Notes due 2028) or Preferred Stock outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3));

(5)           the guarantee by the Company or any Restricted Subsidiary of any Indebtedness that is (x) referred to in clause (4) or (y) permitted by this Supplemental Indenture to be incurred by the Company or any Restricted Subsidiary;

(6)           Interest Rate Agreements of the Company or a Restricted Subsidiary covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Rate Agreements are entered into to manage the exposure of the Company and its Restricted Subsidiaries to fluctuations in interest rates with respect to Indebtedness incurred in accordance with this Supplemental Indenture to the extent the notional principal amount of such Interest Rate Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreements relate;

(7)           Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided, however, that (i) any Indebtedness of the Company to any Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and (ii) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of the Indebtedness so held by a Person other than the Company not constituting Permitted Indebtedness under this clause (7) by the Company;

(8)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9)           Indebtedness of the Company or any of its Restricted Subsidiaries represented by (a) payment obligations in connection with self-insurance, or bid, performance, appeal or surety bonds or similar bonds or for completion or performance guarantees or obligations or for similar requirements in the ordinary course of business and any guarantees or letters of credit functioning as or supporting any of the foregoing bonds or (b) obligations represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims;

(10)         Refinancing Indebtedness issued to Refinance Indebtedness incurred in accordance with Section 4.06 (other than pursuant to clauses (2), (3), (5), (6), (7), (8), (9), (11), (12), (13), (14), (17) or (19) of this definition);

(11)         Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries incurred after the Issue Date at any one time outstanding not to exceed the greater of (a) 2.0% of Adjusted Consolidated Net Tangible Assets determined at the date of incurrence after giving pro forma effect to such incurrence and the application of proceeds thereof; and (b) $30.0 million;

(12)         obligations arising in connection with Commodity Agreements of the Company or a Restricted Subsidiary;

(13)         Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(14)         Indebtedness relating to Hydrocarbon balancing positions arising in the ordinary course of business;

(15)         Indebtedness of any of the Company and the Restricted Subsidiaries to the extent the net proceeds thereof are promptly (a) used to redeem all of the Notes or (b) deposited to effect Covenant Defeasance or Legal Defeasance or satisfy and discharge this Supplemental Indenture as described below under Article 7 or 9;

(16)         Permitted Acquisition Indebtedness;

(17)         Indebtedness of Company or any Restricted Subsidiary arising from Guarantees of Indebtedness of joint ventures at any time outstanding not to exceed the greater of (a) $15.0 million and (b) 1.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds thereof;

(18)         Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries; and

(19)         additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (a) 2.5% of Adjusted Consolidated Net Tangible Assets determined at the date of incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds thereof; and (b) $35.0 million.

In the event that an item of Indebtedness or Preferred Stock or proposed Indebtedness or Preferred Stock (including without limitation Acquired Indebtedness) meets the criteria of more than one of the categories of Permitted Indebtedness described in clause (1) through (19) above, or is entitled to be incurred under Section 4.06 even if not Permitted Indebtedness, the Company will be permitted to classify or later reclassify (in whole or in part in its sole discretion) such item of Indebtedness or Preferred Stock in any manner (including by dividing and classifying such item of Indebtedness or Preferred Stock in more than one type of Indebtedness or Preferred Stock permitted under such covenant) that complies with that covenant.  The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant currency.

“Permitted Industry Investments” means any Investment made in the ordinary course of the business of the Company or any Restricted Subsidiary or that is of a nature that is or shall have become of a kind or character that is customarily made in the Crude Oil and Natural Gas Business, including, without limitation, investments or expenditures for exploiting, exploring for, acquiring, developing, producing, processing, refining, gathering, marketing or transporting Hydrocarbons through agreements, transactions, properties, interests or arrangements which permit one to share or transfer risks or costs, comply with regulatory requirements regarding local ownership or otherwise or satisfy other objectives customarily achieved through the conduct of the Crude Oil and Natural Gas Business jointly with third parties, including, without limitation:

(1)           capital expenditures, including, without limitation, acquisitions of Company Properties and interests therein;

(2)           entry into, and Investments in the form of or pursuant to, operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, processing agreements, farm-in agreements, farm-out agreements, pooling arrangements, contracts for the sale, transportation, storage or exchange of hydrocarbons and minerals production sharing agreements, production sales and marketing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Crude Oil and Natural Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary, operating agreements, division orders, participation agreements, master limited partnership agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, communitizations, declarations, orders and agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, development agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures (including, without limitation, capital expenditures) in connection therewith or pursuant thereto, Asset Swaps, and exchanges of Company Properties for other Company Properties that, together with any Cash and Cash Equivalents in connection therewith, are of at least equivalent value as determined in good faith by the Board of Directors of the Company;

(3)           ownership interests in oil, gas or other Hydrocarbon or mineral properties and interests therein, liquid natural gas facilities, drilling operations, processing facilities, refineries, gathering systems, pipelines, storage facilities, related systems or facilities, ancillary real property interests and interests therein; and

(4)           Investments of operating funds on behalf of co-owners of Crude Oil and Natural Gas Properties of the Company or the Subsidiaries pursuant to joint operating agreements.

“Permitted Investments” means:

(1)           Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2)           Investments in the Company by any Restricted Subsidiary; provided, however, that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured;

(3)           Investments in cash and Cash Equivalents;

(4)           Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.08;

(5)           Permitted Industry Investments, including prepayments, advances and deposits paid with respect thereto;

(6)           Investments to the extent that Qualified Capital Stock of the Company is the consideration paid or provided by the Company;

(7)           receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(8)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(9)           loans or advances to officers, directors or employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and otherwise in compliance with Section 4.11;

(10)         stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or in settlement of litigation, arbitration or other disputes with Persons who are not Affiliates;

(11)         any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12)         any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(13)         any Person to the extent such Investments consist of Commodity Agreements, Interest Rate Agreements or Currency Agreements otherwise permitted under Section 4.06;

(14)         Investments that are in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(15)         guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Crude Oil and Natural Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Crude Oil and Natural Gas Business;

(16)         Investments of a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with Article 5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(17)         repurchases of or other Investments in the Notes;

(18)         Investments in any units of any oil and gas royalty trust;

(19)         Guarantees of Indebtedness permitted under Section 4.06;

(20)         guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(21)         advances and prepayments for asset purchases in the ordinary course of business in the Crude Oil and Natural Gas Business of the Company or any of its Restricted Subsidiaries; and

(22)         additional Investments made after the Issue Date having, when taken together with all other Investments made pursuant to this clause (22) that are outstanding at the time of such additional Investment, an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed the greater of (a) $15.0 million and (b) 1.0% of Adjusted Consolidated Net Tangible Assets determined at the time of such additional Investment.

“Permitted Liens” means each of the following types of Liens:

(1)           Liens existing as of the Issue Date (and any extensions, replacements or renewals thereof covering property or assets secured by such Liens on the Issue Date);

(2)           Liens securing Indebtedness outstanding under the Credit Facilities;

(3)           Liens securing the Notes and the Subsidiary Guarantees and other obligations arising under this Supplemental Indenture;

(4)           Liens of the Company or a Subsidiary Guarantor on assets of any Restricted Subsidiary;

(5)           Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Supplemental Indenture and which has been incurred in accordance with the provisions of this Supplemental Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(6)           Liens for taxes, assessments or governmental charges or claims either not delinquent or contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

(7)           statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business and Liens of carriers, warehousemen, mechanics, suppliers,

materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith or other Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(8)           Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, social security or old age pension laws or other similar law, rule or regulation, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (including letters of credit in connection therewith but exclusive of obligations for the payment of borrowed money), (iii) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on State, Federal or foreign lands or waters) or (iv) deposits of cash or United States government bonds to secure surety, stay, appeal, indemnity performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(9)           judgment and attachment Liens not giving rise to an Event of Default;

(10)         easements, rights-of-way, licenses, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(11)         any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(12)         Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that (i) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed (except for proceeds, improvements, rents and similar items relating to the property or assets so acquired or constructed) and (ii) the Lien securing such Indebtedness shall be created within 120 days of such acquisition or construction;

(13)         Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof and Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit or surety bonds do not constitute Indebtedness;

(14)         Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(15)         Liens securing Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that is otherwise permitted under this Supplemental Indenture and Liens securing Commodity Agreements or Currency Agreements;

(16)         Liens securing Acquired Indebtedness incurred in accordance with Section 4.06; provided, however, that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (ii) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary (except for proceeds,improvements, rents and similar items relating to the property or assets so secured) and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(17)         Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, transportation, marketing, refining or storage, abandonment or operation thereof;

(18)         Liens securing Indebtedness incurred to finance, or Capitalized Lease Obligations with respect to, the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(19)         Liens on pipeline or pipeline facilities, Hydrocarbons or properties and assets of the Company and its Subsidiaries which arise out of operation of law;

(20)         royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, production sales contracts, preferential rights of purchase, operating agreements, working interests and other similar interests, participation agreements, properties, arrangements and agreements, all as ordinarily exist with respect to Properties and assets of the Company and its Subsidiaries or otherwise as are customary in the oil and gas business;

(21)         with respect to any Properties and assets of the Company and its Subsidiaries, Liens arising under, or in connection with, or related to, farm-out agreements, farm-in agreements, joint operating agreements, area of mutual interest agreements, partnership agreements, oil, gas, other hydrocarbons and minerals leases, licenses or sublicenses, assignments, purchase and sale agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of crude oil, natural gas or other Hydrocarbons, unitization and pooling declarations, joint interest billing arrangements and agreements, development agreements, any other agreements, transactions, properties, interests or arrangements referred to in clause (2) of the definition of “Permitted Industry Investments,” and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary or appropriate for the economic development of such Property or asset or which are customary in the Crude Oil and Natural Gas Business;

(22)         any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(23)         survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, minor defects in title or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred or created to secure the payment of borrowed money which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(24)         Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(25)         Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(26)         Liens arising under this Supplemental Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Supplemental Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(27)         Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under Section 4.07;

(28)         Liens to secure Production Payments or Production Payments and Reserve Sales; provided, however, that the Liens may not extend to any assets other than those that are the subject of such Production Payments or Production Payments and Reserve Sales, as applicable;

(29)         Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause, (1), (11), (12), (16), (17), (18), (24) or (30) of this definition; provided, however, that:

(a)           such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)           the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (1), (11), (12), (16), (17), (18), (24) or (30) of this definition at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(30)         Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted

Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(31)         to the extent not included in any other clause of this definition, leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(32)         Liens arising from Uniform Commercial Code financial statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(33)         to the extent not included in any other clause of this definition, Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing Indebtedness that is non-recourse to the Company or to any Restricted Subsidiary;

(34)         Liens incurred in the ordinary course of business with respect to outstanding obligations in the aggregate not exceeding the greater of (x) $50.0 million or (y) 5% of Adjusted Consolidated Net Tangible Assets determined at the date of incurrence after giving pro forma effect to such incurrence and the application of the proceeds thereof; and

(35)         solely during any Fall-Away Period, any Liens on any properties or assets not constituting a Restricted Property.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Person” means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate, or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of any class or classes (however designated) of such Person that has preferential rights to any other Capital Stock of any class of such Person with respect to dividends or redemptions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, revenue interest, net revenue interest, reversionary interest, net profits interest, master limited or other partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including, without limitation, any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Crude Oil and Natural Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

“Public Equity Offering” means an underwritten public Equity Offering by the Company.

“Purchase Money Indebtedness” means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Redemption Date” means the date specified in a notice of redemption on which the Notes may be redeemed in accordance with the terms of the Notes and this Supplemental Indenture.

“Reference Date” has the meaning set forth under Section 4.07.

“Reference Treasury Dealer” means Banc of America Securities LLC and three additional primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and its, in each case, successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Refinance” means, in respect of any security or Indebtedness or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue a security or Indebtedness or Preferred Stock in exchange or replacement for (or the net proceeds of which are used to Refinance), such security or Indebtedness or Preferred Stock in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Indebtedness or Preferred Stock issued in or resulting from a Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness or Preferred Stock, in each case that:

(1)           does not have an aggregate principal amount that is greater than the aggregate principal amount of the Indebtedness or Preferred Stock being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness or Preferred Stock, as applicable, being Refinanced and plus the amount of reasonable fees and expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing); or

(2)           does not have (x) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness or Preferred Stock, as applicable, being Refinanced or (y) a final maturity date or redemption date, as applicable, earlier than the final maturity date or redemption date, as applicable, of the Indebtedness or Preferred Stock, as applicable, being Refinanced; provided, however, that (a) if such Indebtedness being Refinanced is Indebtedness of the Company or one or more Subsidiary Guarantors, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Subsidiary Guarantors which were obligors or guarantors of such Indebtedness being Refinanced; (b) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate or junior in right of payment to the Notes or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced or shall be Preferred Stock of the obligor on the Indebtedness being refinanced; (c) if any Preferred Stock being Refinanced was Disqualified Stock of the Company, the Refinancing Indebtedness shall be Disqualified Stock of the Company and (d) if any Preferred Stock being refinanced was Preferred Stock of a Restricted Subsidiary, the Refinancing Indebtedness shall be Preferred Stock of such Restricted Subsidiary.

“Related Party” means:

(1)           any controlling stockholder, partner, member, 51% (or more) owned Subsidiary or immediate family member (in the case of an individual) of any Equity Investor; or

(2)           any trust, corporation, partnership, limited liability company or other Person (other than any individual), the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding (directly or through one or more Subsidiaries)

a 51% or more controlling interest of which consist of any one or more Equity Investors or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

“Replacement Assets” has the meaning set forth under Section 4.08.

“Restricted Payment” has the meaning set forth under Section 4.07.

“Restricted Property” means, with respect to any Fall-Away Period, any Crude Oil and Natural Gas Property having a Fair Market Value in excess of $10.0 million and any facilities directly related to the production of Hydrocarbons from a Restricted Property and includes Capital Stock of a corporation or other Person which owns such property or facilities, but does not include (i) any property or facilities used in connection with or necessarily incidental to the purchase, sale, storage, transportation or distribution of Hydrocarbons, (ii) any property which, in the opinion of the Company’s Board of Directors, is not materially important to the total business conducted by the Company or its Subsidiaries as an entirety or (iii) any portion of a particular property which, in the opinion of the Company’s Board of Directors, is not materially important to the use or operation of such property.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company (or deemed designated) as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.12.  Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Reversion Date” shall have the meaning assigned to such term in Section 4.05.

“S&P” means Standard and Poor’s Ratings Group.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any Property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facility” means the debt facility provided for under the Second Amended And Restated Credit Agreement dated as of March 17, 2006 among Bill Barrett Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, Bank of America, N.A., Harris Nesbitt Financing, Inc., and U.S. Bank National Association, as co-documentation agents and the lenders party thereto, or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, Refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

“Significant Subsidiary” means a Restricted Subsidiary of a Person that is also a “significant subsidiary” as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Stated Maturity” when used with respect to any Note, means July 15, 2016.

“Subsidiary,” with respect to any Person, means any (i) corporation, association or other business entity of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” shall have the meaning assigned to such term under Article 11.

“Subsidiary Guarantor” means each of the Company’s Restricted Subsidiaries on the Issue Date (such Restricted Subsidiaries being the “Initial Guarantors” as defined in the Base Indenture), and each other Person that is required to become a Guarantor by the terms of this Supplemental Indenture after the Issue Date; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Supplemental Indenture.

“Surviving Entity” has the meaning set forth under Article 5.

“Suspended Covenants” shall have the meaning assigned to such term in Section 4.05.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.  The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated (or deemed designated) as such pursuant to and in compliance with Section 4.12.  Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” means any class or classes of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors, managers or trustees.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness or Preferred Stock into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares and investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 2.02           Other Definitions.

Term Section	Defined in:
“Defaulted Interest”	Section 10.03
“Event of Default”	Section 6.01
“Guaranteed Obligations”	Section 11.01
“Interest Payment Date”	Section 10.01
“Regular Record Date”	Section 10.01
“Subsidiary Guarantee”	Section 11.01

ARTICLE 3

REDEMPTION AND PURCHASES

Article XI of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article 3.

Section 3.01           Optional Redemption; Notices to Trustee.  Except as described below, the Company will not be entitled to redeem the Notes at its option prior to July 15, 2013.  The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, on and after July 15, 2013, upon not less than 30, nor more than 60, days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on July 15 of the years set forth below, plus, in each case, unpaid accrued interest, if any, thereon to the Redemption Date:

Year	Percentage
2013	104.938%
2014	102.469%
2015 and thereafter	100.000%

At any time, or from time to time, on or prior to July 15, 2012, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued under this Supplemental Indenture (including any Additional Notes) at a redemption price equal to 109.875% of the aggregate principal amount of the Notes to be redeemed, plus unpaid accrued interest, if any, thereon to the Redemption Date; provided that:

(1)           at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains Outstanding immediately after giving effect to any such redemption; and

(2)           the Company makes such redemption not more than 180 days after the consummation of any such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may at the Company’s discretion, be subject to one or more conditions precedent, including, without limitation, completion of the related Equity Offering.

The Notes will also be redeemable, in whole or in part, at the Company’s option at any time or from time to time, prior to July 15, 2013, at the applicable Make-Whole Price.  The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof.  The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

In case the Company shall desire to exercise any such right of redemption, the Company shall fix a Redemption Date and give notice thereof to the Trustee.  If the Redemption Date is on a date that is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay any accrued and unpaid interest to a Holder on such Regular Record Date.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the Redemption Date unless the Trustee consents to a shorter period.

On and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has previously deposited with the Paying Agent for the Notes (or, if the Company or a Wholly-Owned Subsidiary is the Paying Agent, such entity has segregated and holds in trust) funds in satisfaction of the applicable redemption price pursuant to this Supplemental Indenture.

Section 3.02           Selection of Notes to Be Redeemed.  If fewer than all Notes Outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method that the Trustee considers fair and appropriate, including any method required by DTC or any successor Depositary.  The Trustee shall make the selection from Notes Outstanding not previously called for redemption.  The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000.  Notes and portions of Notes the Trustee selects shall be in principal amounts such that the unredeemed portion of any Note shall have a principal amount of $2,000 or multiples of $1,000 in excess thereof.  Provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.03           Notice of Redemption.  At least 30, but not more than 60, calendar days before the Redemption Date, the Company or, at the Company’s request, the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the redemption price;

(c)           the name and address of the Paying Agent;

(d)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e)           if fewer than all of the Outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

(f)            that, unless the Company defaults in making payment of such redemption price, interest, if any, on Notes called for redemption will cease to accrue on and after the Redemption Date; and

(g)           the CUSIP number of the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03, provided further that, in all cases, the text of such notice of redemption shall be prepared by the Company.

The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not any Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note selected for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.04           Effect of Notice of Redemption.  Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice of redemption.  If less than all the Notes are to be redeemed, the notice of redemption shall specify the CUSIP numbers of the Note to be redeemed.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice of redemption.

Section 3.05           Deposit of Redemption Price.  Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.  If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

Section 3.06           Notes Redeemed in Part.

(a)           In the event of any redemption in part, the Company will not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)           Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the redeemed portion of the Note surrendered.

Section 3.07           No Limit on Other Purchases.  Nothing in this Supplemental Indenture or the Base Indenture or the Notes shall prohibit or limit the right of the Company or any

Affiliate of the Company from time to time to repurchase the Notes at any price in open market purchases or negotiated transactions or by tender offer or otherwise without any notice to or consent by Holders.  Any Notes purchased by the Company may, to the extent permitted by law, be held or resold or may, at the Company’s option, be delivered to the Trustee for cancellation.  Any Notes delivered to the Trustee for cancellation may not be reissued or resold and will be promptly cancelled.

ARTICLE 4

COVENANTS

Section 1001, Section 1002 and Section 1004 of the Base Indenture shall not apply to, and the covenants therein shall be deemed included in this Supplemental Indenture solely for the benefit of a different series of Securities than, the Notes.

Section 4.01           Payments.  The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Supplemental Indenture.  Any funds to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 11:00 a.m. (New York City time) by the Company on the required date.  If the Company shall at any time act as its own Paying Agent with respect to the Notes, the Company will, on or before each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.  Subject to the applicable provisions of Section 3.01, Section 3.07, Section 4.08, and Section 4.13, the Company shall make any required interest payments to the Person in whose name each Note is registered 5:00 p.m. (New York City time) on the Regular Record Date for such interest payment.  Principal amount, accrued interest, if any, any redemption price, Make-Whole Price, Net Proceeds Offer Amount and any amounts due under Section 4.13 shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Supplemental Indenture, funds sufficient to pay all such amounts then due.

The Company will cause each Paying Agent for any Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture with respect to the Notes or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request (or if deposited by a Guarantor, paid to such Guarantor on Guarantor Request), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company or such Guarantor, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company or such Guarantor, as the case may be, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the applicable Guarantor, as the case may be.

Section 4.02           Maintenance of Office or Agency.  The Company will maintain in The New York City an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase or redemption and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served.  The office of Deutsche Bank Trust Company Americas, Trust & Securities Services, 60 Wall Street, NYC MS 60-2710, New York, NY 10005, Attention:  Trust and Securities Services, Telecopier No.:  (732) 578-4635, shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with any such address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York City for such purposes.

Section 4.03           Reports to Holders.

(a)           Whether or not required by the rules and regulations of the Commission, so long as any Notes are Outstanding, the Company shall file with the Commission for public availability (unless the Commission will not accept such a filing, in which case the Company will, or will cause the Trustee to, furnish the Holders of Notes and securities analysts and prospective investors (upon request)):

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

(b)           In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this covenant by furnishing financial information relating to such parent; provided that (i) such financial statements are accompanied by consolidating financial information for such parent, the Company, the Subsidiary Guarantors and the Subsidiaries of the Company that are not Subsidiary Guarantors in the manner prescribed by the Commission and (ii) such parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.

(c)           The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Section 4.04           Existence.  Except as permitted by Section 5.01 of this Supplement Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and any Subsidiary Guarantor’s corporate existence.

Section 4.05           Covenant Suspension.

(a)           During any period of time that (x) the Notes have an Investment Grade Rating and (y) no Event of Default has occurred and is continuing under this Supplemental Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.06, 4.07, 4.08, 4.09, 4.11, 4.14, 5.01(2), 5.01(3) and 5.02(3) (collectively, the “Suspended Covenants”).

(b)           If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the previous sentence (a “Fall-Away Period”) and, subsequently, the ratings assigned to the Notes are withdrawn or downgraded so the

Notes no longer have an Investment Grade Rating or an Event of Default (other than with respect to a Suspended Covenant) occurs and is continuing, any such date a “Reversion Date,” then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants.  The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the Reversion Date will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date.  Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions which occurred during a Fall-Away Period shall not constitute a breach of any Suspended Covenant set forth in this Supplemental Indenture or cause an Event of Default thereunder.

(c)           The Company shall give the Trustee notice of the event of any Fall-Away Period not later than five Business Days after such date.  In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  The Company shall give the Trustee notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date.  After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

Section 4.06           Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.

(a)           Other than Permitted Indebtedness, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness or issuance of Preferred Stock, then the Company and the Restricted Subsidiaries or any of them may incur Indebtedness and any Restricted Subsidiary may issue Preferred Stock, in each case, if on the date of the incurrence of such Indebtedness or issuance of Preferred Stock, after giving pro forma effect to the incurrence thereof and the receipt and application of the proceeds therefrom, the Company’s Consolidated EBITDAX Coverage Ratio would have been greater than 2.25 to 1.0.

(b)           For purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Indebtedness” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

(c)           Indebtedness or Preferred Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital

Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

(d)           The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, other than the Notes and the Subsidiary Guarantees, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are at least as favorable to the holders of the Notes or such Subsidiary Guarantee as the subordination provisions of such Indebtedness (or agreement).

(e)           For purposes of this Supplemental Indenture, no Indebtedness will be deemed to be subordinate or junior in right of payment to other Indebtedness solely by virtue of not being the benefit of a Lien on assets, or guarantee of a Person, that benefits the other Indebtedness or having the benefit of such a Lien or guarantee ranking subordinate or junior to a Lien or guarantee benefiting the other Indebtedness.

Section 4.07           Limitation on Restricted Payments.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution (other than dividends or distributions made to the Company or any Restricted Subsidiary and other than any dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock;

(2)           purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (or make any other payment on account of, or set apart money for a sinking fund or other analogous fund for the purchase, redemption or other acquisition or retirement for value of, any Capital Stock of the Company or any Restricted Subsidiary) other than through the exchange therefor solely of Qualified Capital Stock of the Company and other than any acquisition or retirement for value from, or payment to, the Company or any Restricted Subsidiary;

(3)           make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value before twelve months prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be (other than a purchase, repurchase or other acquisition of any such subordinated or junior Indebtedness that is so purchased, repurchased or otherwise acquired in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within 120 days of the date of such purchase, repurchase or other acquisition); or

(4)           make any Investment (other than a Permitted Investment) in any Person;

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment,” provided, however, that no Permitted Investment shall be deemed to be a Restricted Payment), if at the time of such Restricted Payment or immediately after giving effect thereto:

(i)            a Default or an Event of Default shall have occurred and be continuing;

(ii)           the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.06(a); or

(iii)          the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum (without duplication) of:

(a)           50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned after July 1, 2009 and on or prior to the last date of the Company’s fiscal quarter immediately preceding such Restricted Payment (the “Reference Date”) (treating such period as a single accounting period); plus

(b)           100% of the aggregate net cash proceeds, or the Fair Market Value of Property (including any Property received in any Asset Acquisition or other acquisition other than cash, received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company after the Issue Date (excluding any net cash proceeds from an Equity Offering used to redeem the Notes); plus

(c)           100% of the aggregate net cash proceeds, or the Fair Market Value of Property (including any Property received in any Asset Acquisition or other acquisition) other than cash, of any equity contribution received by the Company from a holder of the Company’s Capital Stock after the Issue Date (excluding any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus

(d)           an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, distributions, redemptions or repurchases, sales or other dispositions thereof, repayments of loans or advances, or other transfers of cash or Properties (including transfers as a result of merger or liquidation), in each case to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.12), not to exceed, in the case of any such redesignation, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under this Supplemental Indenture; plus

(e)           the amount by which Indebtedness of the Company is reduced on the consolidated balance sheet of the Company and its Restricted Subsidiaries upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries that is convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company to the holder of such Indebtedness upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds, or the Fair Market Value of Property (including any Property received in any Asset Acquisition or other acquisition) other than cash, received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Restricted Subsidiary of the Company); plus

(f)            an amount equal to the net reduction in Investments (other than Permitted Investments) resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, or other transfers of cash or Properties (including transfers as a result of merger or liquidation), in each case to the Company or to any Restricted Subsidiary of the Company from any Person (other than the Company or a Restricted Subsidiary), not to exceed the amount in respect of such Investment which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company).

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

(1)           the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if the dividend, redemption or distribution payment, as the case may be, would have been permitted on the date of declaration;

(2)           the acquisition of any Capital Stock of the Company or any Restricted Subsidiary, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company;

(3)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be, either (i) solely in exchange for Qualified Capital Stock of the Company, (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) Qualified Capital Stock of the Company or (b) Refinancing Indebtedness or (iii) solely in exchange for Indebtedness constituting Refinancing Indebtedness;

(4)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Disqualified Stock of the Company or any Subsidiary Guarantor either (i) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of Refinancing Indebtedness or (ii) solely in exchange for Indebtedness constituting Refinancing Indebtedness;

(5)           if no Default or Event of Default shall have occurred and be continuing, the redemption or repurchase of equity interests in the Company held by then present or former officers, directors or employees of the Company; provided, that the aggregate cash consideration paid for all such redemptions or repurchases in any calendar year shall not exceed $2.0 million plus (A) the cash proceeds received during such calendar year by the Company or any of its Restricted Subsidiaries from the sale of the Company’s Qualified Capital Stock to any such officers, directors or employees (provided that the amount of such cash proceeds utilized for any such redemption or repurchase will not increase the amount available for Restricted Payments under clause (iii)(b) of the immediately preceding paragraph) plus (B) the cash proceeds of key man life insurance policies received during such calendar year by the Company and its Restricted Subsidiaries (with unused amounts in any calendar year being carried forward to succeeding calendar years);

(6)           if no Default or Event of Default shall have occurred and be continuing, repurchases of Indebtedness that is subordinated or junior in right of payment to the Notes or a Subsidiary Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or asset sale offer required by the terms of such Indebtedness, but only if:

(a)                                  in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under Section 4.13; or

(b)                                 in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under Section 4.08;

(7)                                  the repurchase, redemption or other acquisition for value of Capital Stock of the Company or any Restricted Subsidiary representing fractional shares of such Capital Stock in connection with a merger or consolidation involving the Company or Restricted Subsidiary or any other transaction permitted by this Supplemental Indenture;

(8)                                  repurchases of Capital Stock deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise or conversion price thereof;

(9)                                  the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Consolidated EBITDAX Coverage Ratio test described in Section 4.06(a);

(10)                            the payment of any dividend or any similar distribution by a Restricted Subsidiary to the holders (other than the Company or any Restricted Subsidiary) of Qualified Capital Stock of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Qualified Capital Stock on a pro rata basis based on their respective holdings of such Qualified Capital Stock;

(11)                            the defeasance, repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(12)                            any payments to dissenting stockholders not to exceed $5.0 million in the aggregate after the Issue Date (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Supplemental Indenture;

(13)                            any redemption of share purchase rights at a redemption price not to exceed $0.01 per right;

(14)                            the purchase or redemption of any Acquired Subordinated Indebtedness of the Company or any Subsidiary Guarantor, by application of (i) cash provided from operations in the ordinary course of business or (ii) proceeds from borrowings under the revolving portion of the Senior Credit Facility (so long as within 30 days prior to such purchase or redemption, a corresponding amount of borrowings under the revolving portion of the Senior Credit Facility was repaid from cash provided from operations in the ordinary course of business); provided, in any such case, that the Company is able to incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a) after giving effect to such purchase or redemption; provided, further, that this clause (14) shall not permit the application of any proceeds from any other borrowings under any Credit Facility to effect any such purchase or redemption; or

(15)                            any other Restricted Payments, which when combined with any other outstanding Restricted Payments made pursuant to this clause (15), does not exceed the greater of (a) $30.0 million and (b) 2.0% of Adjusted Consolidated Net Tangible Assets determined at the time of such Restricted Payment.

In determining the aggregate amount of Restricted Payments after the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (3)(i), (3)(ii)(a), (7), (12) and (13) of this Section 4.07 shall be included in such calculation, and amounts expended pursuant to clauses (3)(ii)(b), (3)(iii), (4), (5), (6), (8), (9), (10), (11), (14) and (15) of this Section 4.07 shall be excluded from such calculation.  In determining the aggregate net cash proceeds or Fair Market Value of Property other than cash received by the Company from the issuance and sale of Qualified Capital Stock in accordance with clause (b) of the immediately preceding paragraph, amounts of cash received by the Company pursuant to clauses (2)(ii) or (3)(ii)(a), or the Fair Market Value of Capital Stock of the Company or any Restricted Subsidiary or Indebtedness of the Company or any Subsidiary Guarantor acquired or retired for value pursuant to clauses (2)(i) or (3)(i), of this paragraph shall be included in such calculation.  For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (15) above or is entitled to be made pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this covenant.

Section 4.08                                Limitation on Asset Sales.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)                                  either (a) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition or

(b) the Fair Market Value (determined at the time of receipt) of all forms of consideration other than cash and Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 15% of the Adjusted Consolidated Net Tangible Assets of the Company at the time such determination is made; and

(3)                                  the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a)                                  to repay or prepay Indebtedness outstanding under the Senior Credit Facility (or, if the Senior Credit Facility is no longer in existence, any of the Credit Facilities);

(b)                                 to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to Section 4.10;

(c)                                  to make an investment (including, without limitation, capital expenditures) in (i) properties or assets that replace the properties or assets that were the subject of such Asset Sale or (ii) properties or assets that will be used in the Crude Oil and Natural Gas Business of the Company and its Restricted Subsidiaries or in businesses reasonably related thereto (collectively, “Replacement Assets”);

(d)                                 to make a Permitted Industry Investment or to acquire or make an investment in Crude Oil and Natural Gas Related Assets;

(e)                                  to the extent not included in (c) or (d) above, any investment in (i) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary, (ii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary, and (iii) Capital Stock of any Subsidiary of Company, provided that all the Capital Stock of such Subsidiary held by the Company or any of its Restricted Subsidiaries shall entitle the Company or such Restricted Subsidiary to not less than a pro rata share of all dividends or other distributions made by such Subsidiary upon any of such Capital Stock; or

(f)                                    to make a combination of prepayment and investment permitted by the foregoing clauses (3)(a) through (3)(f).

On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a) through (3)(f) of the immediately preceding paragraph (each a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have been received by the Company or such Restricted Subsidiary but which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a) through (3)(f) of the immediately preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30, nor more than 45, days following the applicable Net Proceeds Offer Trigger Date, from all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, the holders of such Pari Passu Indebtedness, on a pro rata basis, that principal amount of Notes (and Pari Passu Indebtedness) purchasable with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased (or, in the event such other Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus unpaid accrued interest, if any, thereon to the date of purchase; provided, however, that if at any time consideration other than cash or Cash Equivalents was received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash or non-Cash Equivalents consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $40.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $40.0 million shall be applied as required pursuant to this covenant).  Pending application of Net Cash Proceeds pursuant to this covenant, such Net Cash Proceeds may be temporarily invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness.

If the Note Proceeds Offer Payment Date is after an interest Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to holders who tender Notes pursuant to the Net Proceeds Offer.

Notwithstanding the first two paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

(1)                                  the consideration for such Asset Sale constitutes Replacement Assets and/or Crude Oil and Natural Gas Related Assets and/or the assumption of obligations secured by Liens that burden some or all of the assets being sold and/or cash or Cash Equivalents; provided that, in the case of any such assumption, (a) the Person assuming such obligations shall have no recourse with respect to such obligations to the Company or any of its Restricted Subsidiaries and (b) no assets of the Company or any of its Restricted Subsidiaries (other than those assets being sold) are subject to such Liens; and

(2)                                  such Asset Sale is for Fair Market Value; provided that at least 75% of the total consideration received by the Company or any of its Restricted Subsidiaries in connection with any such Asset Sale shall be in the form of Replacement Assets and

Crude Oil and Natural Gas Related Assets, the assumption of obligations secured by Liens described in (1) above, cash or Cash Equivalents, or any combination of the foregoing, and that any Net Cash Proceeds so received shall be subject to the provisions of clause (3) of the first paragraph and to the provisions of the second paragraph of this covenant.

For the purposes of clause (2) of both the first and immediately preceding paragraphs of this covenant and for the purposes of clause (1) of the immediately preceding paragraph, the following are deemed to be cash or Cash Equivalents:

(1)                                  the assumption of Indebtedness or other liabilities shown on the balance sheet of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Sale (or in lieu of such a release, the agreement of the acquiror or its parent company to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed Indebtedness or liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Company or such Restricted Subsidiary for the full amount of the liability and for so long as the liability remains outstanding; provided, however, that such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into); and

(2)                                  securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the Asset Sale, to the extent of cash received in that conversion.

The requirement of clause 3(c), 3(d) or 3(e) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or investment referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in clause (3) and such Net Cash Proceeds are subsequently applied in accordance with such agreement within six months following such agreement.

Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Supplemental Indenture.  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in exchange for cash with the form entitled “Option of Holder to Elect to Purchase” on the reverse of the Note completed to the Paying Agent for the Notes at the address specified in the notice of the Net Proceeds Offer.  To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness with an aggregate principal amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders and Pari Passu Indebtedness will be purchased on a pro rata basis (based on principal amounts of Notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount based on the accreted value thereof) tendered).  A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this Supplemental Indenture by virtue thereof.

If all or any portion of any Net Proceeds Offer Amount remains after consummation of a Net Proceeds Offer, the Company may use such remaining portion of such Net Proceeds Offer Amount for any purpose not otherwise prohibited by this Supplemental Indenture.

Section 4.09                                Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)                                  make loans or advances, or to pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary;

(3)                                  guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or

(4)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

(1)                                  With respect to clauses (1)-(4) above:

(a)                                  applicable law;

(b)                                 any encumbrance or restriction pursuant to or by reason of an agreement in effect at the Issue Date;

(c)                                  (i) this Supplemental Indenture or any other indentures governing Pari Passu Indebtedness; provided, however, that the provisions relating to such encumbrances or restriction contained in any such other indenture are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrances or restrictions contained in this Supplemental Indenture or (ii) instruments governing other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.06; provided that the provisions relating to such encumbrance or restriction contained in such instruments are not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole, as determined by the Company in good faith, than the provisions contained in the Senior Credit Facility and in this Supplemental Indenture as in effect on the Issue Date;

(d)                                 the Senior Credit Facility;

(e)                                  customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Industry Investments”;

(f)                                    customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

(g)                                 any encumbrance or restriction pursuant to or by reason of an instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired;

(h)                                 customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of this Supplemental Indenture solely in respect of the assets or Capital Stock to be sold or disposed of;

(i)                                     any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien;

(j)                                     encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(k)                                  an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (c), (d) or (g) above or this clause (k), or contained in any amendment to an agreement referred to in clause (b), (c), (d) or (g) above or this clause (k); provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreement governing Refinancing Indebtedness or amended agreement are, taken as a whole, no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (b), (c), (d) or (g) or this clause (k);

(l)                                     Commodity Agreements, Currency Agreements or Interest Rate Agreements permitted from time to time under this Supplemental Indenture;

(m)                               the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to Section 4.06 and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock); and

(n)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(2)                                  with respect to clause (4) above only:

(a)                                  any encumbrance or restriction contained in security agreements, mortgages, purchase money agreements, Capital Lease Obligations or similar instruments securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, mortgages, purchase money agreements or similar instruments;

(b)                                 restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(c)                                  provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements, unitization agreements and other agreements that are customary in the Crude Oil and Natural Gas Business and entered into in the ordinary course of business; and

(d)                               provisions limiting the disposition or distribution of assets or property in, or transfer of Capital Stock of, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business, consistent with past practice or (ii) with the approval of the Company’s Board of Directors, which limitations are applicable only to the assets, property or Capital Stock that are the subject of such agreements.

Section 4.10                                Limitation on Liens.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind, which Liens secure Indebtedness, against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date), other than Permitted Liens, unless:

(1)                                  in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Subsidiary Guarantee, the Notes or such Subsidiary Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent as the Notes are senior in priority to such Indebtedness for so long as such Indebtedness is so secured; and

(2)                                  in all other cases, the Notes and the Subsidiary Guarantees are equally and ratably secured with the Indebtedness so secured for so long as such Indebtedness is so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.11                                Limitation on Transactions with Affiliates.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or conduct any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an “Affiliate Transaction”), other than Affiliate Transactions that are on terms that, taken as a whole, are fair and reasonable to the Company or the applicable Restricted Subsidiary and are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

Any Affiliate Transaction (and each series of related Affiliate Transactions which are part of a common plan) that involves aggregate payments or other property with a Fair Market Value in excess of $10.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.  If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are part of a common plan) that involves an aggregate Fair Market Value of more than $25.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Advisor and file the same with the Trustee.

The restrictions set forth in the second paragraph of this covenant shall not apply to:

(1)                                  reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be;

(2)                                  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited by this Supplemental Indenture;

(3)                                  any Investment or other Restricted Payments permitted by this Supplemental Indenture;

(4)                                  any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or severance arrangements, stock options and stock ownership, phantom stock or other incentive compensation plans approved by the Board of Directors of the Company;

(5)                                  (a) loans or advances to officers, directors or employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time; and (b) advances to or reimbursements of officers, directors or employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(6)                                  the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to, or the receipt by the Company of any capital contribution from, the holders of its Capital Stock;

(7)                                  transactions and arrangements in effect, or effected in accordance with agreements or arrangements in effect, on the Issue Date, including any modifications, extensions or renewals thereof that do not adversely affect the Company and its Restricted Subsidiaries, considered as a single enterprise in any material respect as compared to the kinds of transactions, arrangements or agreements in effect on the Issue Date;

(8)                                  transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an equity interest in, or controls, such Person;

(9)                                  transactions with any joint venture or similar entity, which joint venture or similar entity is an Affiliate of the Company solely because an Affiliate of the Company is a general partner in such joint venture or similar entity; provided that Affiliates (all such Affiliates taken together) of the Company (other than the Company and its Restricted Subsidiaries) do not in the aggregate beneficially own or hold, directly or indirectly, 10% or more of any class of voting interests in such joint venture or similar entity;

(10)                            (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries; and

(11)                            any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of the first paragraph of this covenant.

Section 4.12                                Limitation on Restricted and Unrestricted Subsidiaries.  At the time the Notes are originally issued, all of the Subsidiaries of the Company (Circle B Land Company LLC, Bill Barrett CBM Corporation and Bill Barrett CBM, LLC) will be Restricted Subsidiaries. As the Company or any of its Subsidiaries forms or acquires Subsidiaries, each newly formed or acquired Subsidiary shall be designated by the Company’s Board of Directors as a Restricted Subsidiary or an Unrestricted Subsidiary, provided that (1) any Subsidiary of any already existing Unrestricted Subsidiary shall be (and shall be deemed designated as) an Unrestricted Subsidiary (without necessity for any Board of Directors resolution), (2) subject to the foregoing clause (1), any designation of an Unrestricted Subsidiary (other than during any Fall-Away Period) shall be effective only if the Investment in that Subsidiary is made in compliance with Section 4.07, and (3) subject to the foregoing clause (1), any failure by the Company’s Board of Directors to affirmatively make such a designation of a Subsidiary shall be deemed a designation (in compliance with this Supplemental Indenture) of such Subsidiary as a Restricted Subsidiary.  After a Subsidiary of the Company has been designated as an Unrestricted Subsidiary, the Board of Directors of the Company may, if no Default or Event of Default would arise therefrom, redesignate such Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)                                  any such redesignation shall be deemed to be an incurrence as of the date of such redesignation (other than during any Fall-Away Period) by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 4.06;

(2)                                  unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted (other than during any Fall-Away Period) if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06(a); and

(3)                                  other than during any Fall-Away Period, such Subsidiary assumes by execution of a supplemental indenture all of the obligations of a Subsidiary Guarantor under a Subsidiary Guarantee if the aggregate Indebtedness for which such Subsidiary is an obligor or guarantor is at least $10.0 million in aggregate principal amount.

After a Subsidiary of the Company has been designated as a Restricted Subsidiary, the Board of Directors of the Company also may, if no Default or Event of Default would arise therefrom, redesignate any Restricted Subsidiary to be an Unrestricted Subsidiary if such redesignation is at that time permitted under Section 4.07.  Upon such permitted redesignation, such former Restricted Subsidiary’s Subsidiary Guarantee will be released.

Any such designation or redesignation (other than any deemed designation referred to in clause (1) of the proviso to the first paragraph of this covenant) of an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

For purposes of Section 4.07:

(1)                                  an “Investment” shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company’s equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary (“net worth” to be calculated based upon the Fair Market Value of the assets of such Subsidiary as of any such date of designation as such Fair Market Value is determined in good faith by the Company’s Board of Directors); and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer as such Fair Market Value is determined in good faith by the Company’s Board of Directors.

Notwithstanding the foregoing, the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary (other than during any Fall-Away Period) if, after such designation or redesignation:

(1)                                  the Company or any Restricted Subsidiary:

(a)                                  provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); or

(b)                                 is otherwise directly or indirectly liable for any Indebtedness of such Subsidiary; or

(2)                                  such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which (a) is not a Subsidiary of the Subsidiary to be so designated and (b) is not also then being designated as an Unrestricted Subsidiary.

During any Fall-Away Period, a Subsidiary may be redesignated an Unrestricted Subsidiary only if such Restricted Subsidiary does not own, at that time, Restricted Property, unless such Restricted Subsidiary constitutes, at the time of redesignation, less than 15% of the Company’s Adjusted Consolidated Net Tangible Assets.

Section 4.13                                Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or any portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus unpaid accrued interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date).

(b)                                 Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, postage prepaid, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state, among other things, the following:

(1)                                  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus unpaid accrued interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date);

(2)                                  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; such purchase date, the “Change of Control Payment Date”); and

(3)                                  the instructions, as determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

(c)                                  Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.  If the Change of Control Payment Date is on or after an interest Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

(d)                                 The Company will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption of all Notes has been given pursuant to this Supplemental Indenture as described in Section 3.03 unless there is a default in payment of the applicable redemption price.

(e)                                  A Change of Control Offer may be made in advance of a Change in Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in effect for the Change of Control at the time of making the Change of Control Offer.

(f)                                    Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to the obligation to make a Change of Control Offer.

(g)                                 A Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of this Supplemental Indenture by virtue thereof.

Section 4.14                                Additional Subsidiary Guarantors.  If, after the Issue Date, any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary but excluding any Foreign Subsidiary) incurs or guarantees any Indebtedness, which when combined with any other such Indebtedness for which such Restricted Subsidiary is an obligor or guarantor, is at least $10.0 million in aggregate principal amount, the Company shall cause such Restricted Subsidiary to:

(1)                                  execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B attached hereto and otherwise in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

(2)                                  deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary in accordance with its terms.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture, subject to such Restricted Subsidiary ceasing to be a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with the terms of the Indenture.

Section 4.15                                Waiver of Covenants.  The Company or any Subsidiary Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in any of Sections 4.02 through 4.14 or Article 5 of this Supplemental Indenture or any other provision of the Indenture with respect to the Notes and Subsidiary Guarantees thereof (except a covenant that under Section 8.02 cannot be amended without the consent of each Holder) if, before the time for such compliance, the Holders of a majority in principal amount (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of all Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and any Subsidiary Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.  A waiver of compliance given by or on behalf of any Holder of Notes in connection with a purchase of, or tender or exchange offer for, such Holder’s Notes will not be rendered invalid by such purchase, tender or exchange.

Section 4.16                                Statement by Officers as to Default.

(a)                                  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the Issue Date, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture with respect to the Notes (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge;

(b)                                 Each Subsidiary Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the Issue Date, a Guarantor’s Officers’ Certificate of such Guarantor, stating whether or not to the best knowledge of the signers thereof such Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture with respect to the Notes and Subsidiary Guarantees thereof (without regard to any period of grace or requirement of notice provided hereunder)

and, if such Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

ARTICLE 5

SUCCESSOR CORPORATION

Article VIII of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article 5.

Section 5.01                                When Company May Merge or Transfer Assets.  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), unless:

(1)                                  either:

(a)                                  (i) the Company shall be the surviving or continuing entity or (ii) the sale or other disposition is by one or more Restricted Subsidiaries to one or more other Restricted Subsidiaries; or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s assets (as so determined) (the “Surviving Entity”):

(x)                                   shall be an entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and

(y)                                 shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Supplemental Indenture on the part of the Company to be performed or observed;

(2)                                  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred or repaid in connection with or in respect of such transaction as if the same had occurred at the beginning of the applicable Four Quarter Period) and the application of any net proceeds therefrom, the Company or such Surviving Entity, as the case may be, either (x) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06(a), or (y) would have a Consolidated EBITDAX Coverage Ratio that is equal to or greater than the Consolidated EBITDAX Coverage Ratio of the Company immediately prior to such transaction; provided, however, that this clause (2) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or one or more other Restricted Subsidiaries or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction, converting to an entity taxable for federal income tax purposes as a corporation or a combination of the foregoing;

(3)                                  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; provided, however, that this clause (3) will not be applicable to a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or one or more other Restricted Subsidiaries; and

(4)                                  the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Supplemental Indenture and that all conditions precedent in this Supplemental Indenture relating to such transaction have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation or merger or any transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the Surviving Entity, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such, and thereafter (except in the case of a lease of all or substantially all of the Company’s assets) the Company will be relieved of all obligations and covenants under the Indenture and the Notes.

Section 5.02                                When Subsidiary Guarantor May Merge or Consolidate.  Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Supplemental Indenture in connection with any transaction complying with the provisions of this Supplemental Indenture described under Section 4.08) will not, and the Company will not cause or permit any such Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Restricted Subsidiary that is a Subsidiary Guarantor unless:

(1)                                  the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is an entity organized and existing under the laws of the United States or any state thereof or the District of Columbia;

(2)                                  such entity (if other than the Subsidiary Guarantor) assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; and

(3)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Restricted Subsidiary that is a Subsidiary Guarantor need only comply with Section 5.01(4).

The successor Person formed by any such consolidation or into which any Subsidiary Guarantor is merged is made pursuant to Section 5.02 shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Base Indenture (as it relates to the Notes) and this Supplemental Indenture with the same effect as if such successor Person had been named as such Subsidiary Guarantor; and thereafter such Subsidiary Guarantor shall be discharged from all obligations and covenants under the Base Indenture (as it relates to the Notes), this Supplemental Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Article V of the Base Indenture shall not apply to the Notes, except as, and to the extent, described in this Article 6.

Section 6.01                                Events of Default.  Each of the following events shall constitute an “Event of Default” with respect to the Notes:

(1)                                  the failure to pay interest on any Notes when the same becomes due and payable and the failure continues for a period of 30 days;

(2)                                  the failure by the Company to (a) pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise,

or (b) consummate a purchase of Notes when required pursuant to Section 4.08 and Section 4.13;

(3)                                  the failure to comply with any other covenant contained in Article 4 or Section 5.01 of this Supplemental Indenture, which failure continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the Outstanding principal amount of the Notes (except in the case of a failure to comply with any of the terms or provisions of (i) the first paragraph of Section 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement or (ii) Section 4.03, which will constitute an Event of Default only after a period of 90 days after such notice);

(4)                                  the failure of the Company or any Subsidiary Guarantor to comply with its other agreements contained in the Indenture for 60 days after the Company receives written notice from the Trustee or the Holders of 25% in principal amount of the Outstanding Notes specifying the failure (and demanding that such failure be remedied);

(5)                                  a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness exists on the Issue Date or is created thereafter, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates at least $50.0 million;

(6)                                  one or more judgments for the payment of money in an aggregate amount in excess of $50.0 million (unless covered by insurance by a reputable insurer as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgment(s) remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(7)                                  (x) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A)                          commences a voluntary case;

(B)                            consents to the entry of an order for relief against it in an involuntary case;

(C)         consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)         makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or

(y)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(B)         appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its property;

(C)         orders the winding up or liquidation of the Company or any of its Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X); or

(D)         grants any similar relief under any foreign laws and in each such case the order or decree remains unstayed and in effect for 60 days; or

(8)           any of the Subsidiary Guarantees cease to be in full force and effect or any of the Subsidiary Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Subsidiary Guarantees (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Supplemental Indenture).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The Company shall deliver to the Trustee, as promptly as reasonably practicable and in any event within 5 Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, written notice in the form of an Officers’ Certificate of such Default or Event of Default.

Any reference in this Article 6 or elsewhere in this Supplemental Indenture to “Event of Default” shall be deemed to refer to and include only the Events of Default with respect to the Notes specified in this Section 6.01, and the term “Default” as so used in this Supplemental Indenture shall have a correlative meaning.

Section 6.02           Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(7), in either case with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by notice to the Company and the Trustee, may declare the principal amount of Notes Outstanding to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.  If an Event of Default specified in Section 6.01(7), in either case with respect to the Company, occurs and is continuing, the principal amount of all the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)           in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers’ Certificate that such Event of Default has been cured or waived; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03           Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any, on the Notes or to enforce the performance of any provision of the Notes, the Base Indenture (as it relates to the Notes) or this Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04           Waiver of Past Defaults.  Subject to Section 6.02 and Section 8.02 hereof, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding by notice to the Trustee and without notice to any other Holder may waive any past

Default and its consequences except (a) an Event of Default described in Section 6.01(2)(a) and Section 6.01(1) and (b) a Default in respect of a covenant that under Section 8.02 cannot be amended without the consent of each Holder.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05           Control by Majority.  The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law, the Base Indenture (as it relates to the Notes) or this Supplemental Indenture that the Trustee reasonably determines is unduly prejudicial to the rights of other Holders or would in the opinion of its counsel potentially involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to the Trustee in its reasonable discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06           Limitation on Suits.  Subject to Section 6.07, a Holder may not pursue any remedy with respect to the Base Indenture (as it relates to the Notes), this Supplemental Indenture or the Notes or for the appointment of a receiver or a trustee, unless:

(a)           such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding make a written request and shall have offered reasonable indemnity to the Trustee to institute such proceeding as Trustee;

(c)           the Trustee has failed to institute such remedy within 60 days after such written notice, request and offer; and

(d)           the Trustee has not received from the Holders of a majority in aggregate principal amount of the Notes then Outstanding a direction inconsistent with such request within 60 days after such written notice, request and offer.

A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07           Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Supplemental Indenture, the right of any Holder to receive payment of the principal amount, redemption price, Make-Whole Price, Net Proceeds Offer Amount (with respect to an Asset Sale that has been consummated), any amounts due under Section 4.13 (with respect to a Change of Control that has occurred) or interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in such Holder’s Notes or any Redemption Date, Net Proceeds Offer Payment Date or Change of Control Payment Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or Section 6.01(2)(a) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest) and the amounts provided for in Section 607 of the Base Indenture.

Section 6.09           Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, a Subsidiary Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture.

Section 6.10           Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 607 of the Base Indenture;

SECOND:  to Holders for amounts due and unpaid on the Notes for the principal amount, redemption price, Make-Whole Price, Net Proceeds Offer Amount (with respect to an Asset Sale that has been consummated), any amount due under Section 4.13 (with respect to a Change of Control that has occurred) or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD:  the balance, if any, to the Company or, if applicable, the Subsidiary Guarantors.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11           Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Base Indenture or this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time Outstanding.

Section 6.12           Waiver of Stay or Extension Laws.  The Company and the Subsidiary Guarantor (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and the Company and the Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

DISCHARGE OF INDENTURE

Article IV of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article 7.

The Indenture (including this Supplemental Indenture) will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Outstanding Notes and as to all Subsidiary Guarantees thereof, and the Trustee, upon a Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture (including this Supplemental Indenture) with respect to such Notes and Subsidiary Guarantees, when:

(1)           either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company has irrevocably deposited or caused to be deposited with the Trustee funds (constituting cash in U.S. dollars, non-callable Cash Equivalents within the meaning of clauses (1) or (2) of the definition thereof or a combination of cash in U.S. dollars and such non-callable Cash Equivalents) in an amount sufficient (without consideration or any reinvestment of interest) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the

Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           the Company has paid all other sums payable under this Supplemental Indenture by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Supplemental Indenture relating to the satisfaction and discharge of this Supplemental Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

Notwithstanding the satisfaction and discharge of the Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 607 of the Base Indenture, the obligations of the Trustee to any Authenticating Agent under Section 614 of the Base Indenture, and, if funds shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section with respect to such Notes, the obligations of the Company under Section 4.02 and the obligations of the Trustee under the following paragraph, Section 606 of the Base Indenture and the last paragraph of Section 4.01 with respect to such Notes shall survive such satisfaction and discharge.

Subject to the provisions of the last paragraph of Section 4.01, all funds deposited with the Trustee pursuant to this Article 7 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such funds have been deposited with the Trustee.  The Company may direct by a Company Order the investment of any funds deposited with the Trustee pursuant to this Article 7, without distinction between principal and income, in any Cash Equivalents and from time to time the Company may direct the reinvestment of all or a portion of such funds in other Cash Equivalents.

ARTICLE 8

AMENDMENTS

Article IX of the Base Indenture shall not apply to the Notes except as, and to the extent, described in this Article 8.

Section 8.01           Without Consent of Holders.  The Company, the Subsidiary Guarantors and the Trustee may enter into any supplemental indenture to amend or supplement the Indenture (including this Supplemental Indenture) or the Notes without notice to, or the consent of, any Holder to:

(a)           evidence the assumption of the Company’s or a Guarantor’s obligations under the Indenture or the Notes or the Subsidiary Guarantees, as the case may be, by a successor Person under Article 5;

(b)           surrender any of the Company’s or any Guarantor’s rights or powers under this Supplemental Indenture;

(c)           add covenants or Events of Default for the benefit of the Holders of Notes;

(d)           add any Person as an additional Guarantor or additional Guarantees with respect to the Notes (including pursuant to Section 4.14) or evidence the release and discharge of any Guarantor from its obligations under its Guarantees of the Notes and its obligations under this Supplemental Indenture with respect to the Notes in accordance with the terms of this Supplemental Indenture or to secure the Notes or any Guarantees;

(e)           cure any omission or correct any inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, so long as such action will not materially adversely affect the interests of the Holders;

(f)            cure any ambiguity, defect or inconsistency;

(g)           modify or amend the Indenture to permit the qualification of the Indenture under the Trust Indenture Act;

(h)           establish the forms or terms of the Notes and the Guarantees thereof pursuant to Sections 201 and 301 of the Base Indenture and to change the procedures for transferring and exchanging Notes so long as such change does not adversely affect the Holders of any Notes Outstanding;

(i)            evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes or other series of Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 611 of the Base Indenture;

(j)            provide for the issuance of Additional Notes as permitted by Section 1.03 of this Supplemental Indenture and Section 301 of the Base Indenture, which will have terms substantially identical to the other Notes Outstanding except as specified in Section 1.03 of this Supplemental Indenture and Section 301 of the Base Indenture, and which will be treated, together with any other Notes Outstanding, as a single series of Securities;

(k)           solely to conform the provisions of the Indenture or the Notes to the description hereof and thereof contained in the Prospectus Supplement relating to the Notes dated June 30, 2009;

(l)            make any other change to the Indenture or forms or terms of the Notes that would provide any additional right or benefit to Holders or that does not adversely affect the rights of the Holders of the Notes;

(m)          to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities other than the Notes; or

(n)           to establish the form or terms of Securities of any series other than the Notes as permitted by Sections 201 and 301 of the Base Indenture.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company, the Subsidiary Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 8.02.

After an amendment under this Section 8.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 8.02           With Consent of Holders.  With the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding (including the consents obtained in connection with a purchase of, or tender or exchange offer for, Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, the Subsidiary Guarantors and the Trustee may enter into any supplemental indenture to amend or supplement the Indenture (including this Supplemental Indenture) or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or the Indenture (including this Supplemental Indenture) or of modifying in any manner the rights of the Holders of the Notes under the Indenture (including this Supplemental Indenture).  However, no amendment, supplement or waiver may be made without the consent of each Holder of Notes Outstanding affected thereby if such amendment, supplement or waiver would (with respect to Notes held by any non-consenting Holder):

(a)           reduce the amount of Notes whose Holders must consent to an amendment;

(b)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(c)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes;

(d)           reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described in Section 3.01 on the dates specified thereunder; provided, however, that solely for the avoidance of doubt and without any other implication, redemption shall not be deemed to include any purchase or repurchase of Notes;

(e)           make any Notes payable in money other than that stated in the Notes;

(f)            make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(g)           amend, change or modify in any material respect the obligation of the Company (A) to make and consummate a Change of Control Offer in the event a Change of Control has occurred or (B) to make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions applicable to any such Change of Control or Asset Sale that has occurred or been consummated;

(h)           modify or change any provision of the Indenture or the related definitions affecting the ranking in right of payment of the Notes or any Subsidiary Guarantee as senior unsecured indebtedness of the Company or the relevant Subsidiary Guarantors, as the case may be, in a manner which adversely affects the Holders; and

(i)            release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

Any Notes owned by the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company or any Subsidiary Guarantor shall, except to the extent provided in the definition of “Outstanding” in Section 101 of the Base Indenture, be disregarded and deemed not to be Outstanding for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders.

A consent to any indenture supplemental hereto by or on behalf of any Holder of Notes given in connection with a purchase of, or tender or exchange offer for, such Holder’s Notes will not be rendered invalid by such purchase, tender or exchange.

After a supplemental indenture under this Section 8.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the supplemental indenture.  Notwithstanding anything in this Section 8.02 to the contrary, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of the Act of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

For purposes of Article IX of the Base Indenture, a supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has been expressly included solely for the benefit of one or more particular series of Securities other than the Notes or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Notes.

Section 8.03           Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 8.04           Notation on or Exchange of Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.05           Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 8 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 601 of the Base Indenture) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Supplemental Indenture.

Section 8.06           Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, the Indenture (including this Supplemental Indenture)

shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.  Nothing in this Supplemental Indenture shall limit or affect the provisions of Article IX or Section 513 of the Base Indenture insofar as relating to any amendment or waiver in respect of any series of Securities other than the Notes.

ARTICLE 9

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Article XIII of the Base Indenture shall not apply to the Notes, except as, and to the extent, described in this Article 9.

Section 9.01           Legal Defeasance and Covenant Defeasance.  The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the Outstanding Notes (“Legal Defeasance”).  Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for:

(1)           the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)           the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3)           the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)           the Legal Defeasance provisions of this Supplemental Indenture.

In addition, the Company may, at its option and at any time, elect to terminate its obligations under Section 4.03, Sections 4.06 through 4.14 and Article 5 (other than the first paragraph of Section 5.01, except to the extent described below) and the operation of Section 6.01(2)(b), Sections 6.01(3) through (6) and Section 6.01(8) and the limitations described in clause (2) of the first paragraph of Section 5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes (“Covenant Defeasance”).  In the event of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  In the event Covenant Defeasance occurs, the events described in clauses (3), (4), (5), (6) and (8) of Section 6.01 will no longer constitute an Event of Default with respect to the Notes.  If the Company exercises either its Legal Defeasance or Covenant Defeasance option, each Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

Section 9.02           Conditions to Legal Defeasance or Covenant Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)           since the date of this Supplemental  Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default, of which the Trustee is deemed to have notice, shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other Indebtedness incurred under clause (1) of the definition of “Permitted Indebtedness”;

(6)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent relating to such Legal Defeasance or Covenant Defeasance, as applicable, have been complied with; and

(8)           the Company shall have delivered to the Trustee an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent relating to such Legal Defeasance or Covenant Defeasance, as applicable, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

As used herein, “United States government obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any United States government obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any United States government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the United States government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Section 9.03           Application of Trust Money.

(a)           The Trustee or Paying Agent shall hold in trust all cash in United States dollars or non-callable United States government obligations deposited with it pursuant to this Article 9 in respect of the Outstanding Notes, and shall apply the deposited cash in United States dollars and non-callable United States government obligations in accordance with this Supplemental Indenture to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent or any Subsidiary Guarantor or any Subsidiary or Affiliate of the Company or any Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of the principal of and the interest on the Notes, but money and United States government obligations so held in trust need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no obligation to invest said funds, except as it may agree with the Company.

(b)           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash in United States dollars and non-callable United States government obligations deposited pursuant to Section 9.02, or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

(c)           Anything in this Article 9 to the contrary notwithstanding, the Trustee shall promptly deliver or pay to the Company from time to time upon the request of the Company any funds or United States government obligations held by it as provided in Section 9.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.04           Repayment to the Company.  Any cash in United States dollars or non-callable United States government obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on the Notes and remaining unclaimed for two years after such principal or interest has become due and payable shall be repaid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holders will thereafter be permitted to look only to the Company (unless an applicable law designates another Person) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust funds, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), or mail to each Holder entitled to such funds, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.05           Reinstatement.  If the Trustee or Paying Agent is unable to apply any funds in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Company’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such funds in accordance with this Article 9; provided, however, that if the Company has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the funds held by the Trustee or Paying Agent.

ARTICLE 10

PAYMENT OF INTEREST

Section 10.01         Payment of Interest.

The Company shall pay interest on the Notes at a rate of 9.875% per annum, payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing January 15, 2010.  Interest shall be paid on each Interest Payment Date to the Holder of such Note in whose name the Note is registered at 5:00 p.m. (New York City time) on January 1 or July 1 (whether or not a Business Day) (a “Regular Record Date”), as the case may be, next preceding the related Interest Payment Date.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, or purchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note.  Interest on the Notes shall accrue (except, in the case of Additional Notes, as otherwise specified in the Company Order delivered pursuant to Section 1.04(b) of this Supplemental Indenture in respect thereof) from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

Holders of Notes at 5:00 p.m. (New York City time) on a Regular Record Date shall receive payment of interest payable on the corresponding Interest Payment Date.

Section 10.02         Defaulted Interest.  Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest.  The Company shall make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at 5:00 p.m. (New York City time) on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 10.02.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at 5:00 p.m. (New York City time) on such Special Record Date.

Section 10.03         Interest Rights Preserved.  Subject to the foregoing provisions of this Article 10, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 11

SUBSIDIARY GUARANTEES

Article XIV of the Base Indenture shall not apply to the Notes, except as, and to the extent, described in this Article 11.

Section 11.01         The Guarantee.  Each Subsidiary Guarantor hereby jointly and severally guarantees (the “Subsidiary Guarantee”), as a primary obligor and not as a surety, to the Trustee and each Holder and their respective successors and assigns, the prompt payment in full when due (whether at Stated Maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Notes, and all other obligations from time to time owing to the Trustee and the Holders by the Company under this Indenture and the Notes, in each case strictly in accordance with the terms hereof (such obligations being herein collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor jointly and severally agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each Subsidiary Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02         Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several with each of the Subsidiary Guarantors, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of a Subsidiary Guarantor hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)             at any time or from time to time, without notice to any Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)                any of the acts mentioned in any of the provisions of this Subsidiary Guarantee or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)               the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Supplemental Indenture or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)          the release of any other Subsidiary Guarantor pursuant to this Supplemental Indenture.

Each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Trustee or any Holder exhaust any right, power or remedy or proceed against the Company or any other Subsidiary Guarantor under this Supplemental Indenture or the Notes or a Subsidiary Guarantee, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual or any of the Guaranteed Obligations and notice of or proof of reliance by the Trustee or any Holder upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Subsidiary Guarantee, and all dealings between the Company and the Trustee or any Holder shall likewise be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee.  Each Subsidiary Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Trustee or any Holder, and the obligations and liabilities of each Subsidiary Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Trustee or any Holder or any other Person at any time of any right or remedy against the Company, any other Subsidiary Guarantor or any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  Each Subsidiary Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Trustee and the Holders, and their respective successors and assigns.

Section 11.03         Reinstatement.  The obligations of each Subsidiary Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04         Subrogation; Subordination.  Each Subsidiary Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Company or any other Subsidiary Guarantor or any security for any of the Guaranteed Obligations.

Section 11.05         Remedies.  Each Subsidiary Guarantor jointly and severally agrees that, as between the Subsidiary Guarantor and the Trustee or any Holder, the obligations of the Company under this Supplemental Indenture and the Notes may be declared to be forthwith due and payable as provided in this Supplemental Indenture (and shall be deemed to have become automatically due and payable in the circumstances provided in this Supplemental Indenture) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantor for purposes of Section 11.01.

Section 11.06         Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Subsidiary Guarantee constitutes an instrument for the payment of money, and consents and agrees that the Trustee or (if permitted by this Supplemental Indenture) any Holder shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07         Continuing Guarantee.  The guarantee in each Subsidiary Guarantee is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08         General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantor, the Trustee or any Holder or any other person, be automatically limited and reduced to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under Section 11.09, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 11.09            Right of Contribution.  The Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made under a Subsidiary Guarantee (based on the respective net assets of all Subsidiary Guarantors at the time of such payment determined in accordance with GAAP), such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04.  The provisions of this Section 11.09 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee or any Holder and the Subsidiary Guarantor shall remain liable to the Trustee or any Holder for the full amount guaranteed by the Subsidiary Guarantor hereunder.

Section 11.10            Release.  The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1)           in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor then held by the Company and the Restricted Subsidiaries; or

(2)           if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Supplemental Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(3)           if such Subsidiary Guarantor shall not incur or guarantee or otherwise be obligated under Indebtedness aggregating in excess of $10.0 million in aggregate principal amount (other than if such Subsidiary Guarantor no longer guarantees or otherwise is obligated under Indebtedness aggregating in excess of $10.0 million in aggregate principal amount as a result of payment under any guarantee of any such Indebtedness by any Subsidiary Guarantor); provided that a Subsidiary Guarantor shall not be permitted to be released from its Subsidiary Guarantee pursuant to this clause (3) if it is an obligor with respect to Indebtedness that would not, under Section 4.06 be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor; or

(4)           upon Covenant Defeasance, Legal Defeasance or satisfaction and discharge of the Indenture with respect to the Notes as provided pursuant to Article 7 or Article 9, as applicable; or

(5)           upon the liquidation or dissolution of such Subsidiary Guarantor provided no Default or Event of Default has occurred or is continuing; or

(6)           at such time as, after giving effect to such release, the Indebtedness for which such Subsidiary Guarantor is an obligor or guarantor does not exceed $10.0 million in aggregate principal amount.

The Company may, at its option, at any time and from time to time, cause any Subsidiary Guarantor to be automatically and unconditionally released and discharged from all its obligations under its Subsidiary Guarantee with respect to the Notes and under this Article 11 upon (i) compliance with any of the conditions in the preceding sentence of this Section 11.10 and (ii) delivery by the Company to the Trustee of a Company Order relating to such release and discharge.  The Trustee shall deliver an appropriate instrument evidencing such release and discharge upon receipt of a Company Request accompanied by an Officers’ Certificate certifying as to the compliance with this Section 11.10.

ARTICLE 12

MISCELLANEOUS

Section 12.01            Communication by Holders with Other Holders.  Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.02            Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Supplemental Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Supplemental Indenture relating to the proposed action have been complied with; and

(b)           if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

Section 12.03            Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Supplemental Indenture shall include: (i) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based; (iii) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.04            Separability Clause.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.05            Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.06            No Liability for Certain Persons.  An incorporator or any past, present or future director, officer, employee, partner, member or stockholder of the Company or any Subsidiary Guarantor, as such,  shall not have any liability for any obligations of the Company or any Subsidiary Guarantor, respectively, under the Notes or the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.

Section 12.07            Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account.  The parties to this Supplemental Indenture agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

Section 12.08            Successors.  All agreements of the Company and each Subsidiary Guarantor in this Supplemental Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 12.09            Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.10            Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  One signed copy is sufficient to prove this Supplemental Indenture.

Section 12.11            Scope of Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the Notes which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

Section 12.12            Ratification and Incorporation of Base Indenture.  As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby.

Section 12.13            No Security Interest Created.  Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction

Section 12.14            Trust Indenture Act.  This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provisions shall control.

Section 12.15            Covenants Not Applicable.  In accordance with Section 301(18), Section 901(2) and Section 901(5) of the Base Indenture, (i) except as, and to the extent, described herein, the covenants and agreements on the part of the Company in Article IV, Article V, Article VIII, Article IX, Article X, Article XI, Article XIII and Article XIV of the Base Indenture are hereby eliminated from the Base Indenture in respect of, and shall not apply to, and shall be deemed covenants included in this Supplemental Indenture solely for the benefit of a different series of Securities than, the Notes; and (ii) no Default or Event of Default with respect to the Notes shall arise, or be deemed to exist as the result of any failure on the part of the Company duly to observe or perform any of such covenants or agreements.

IN WITNESS WHEREOF, each of BILL BARRETT CORPORATION and each INITIAL SUBSIDIARY GUARANTOR has caused this Supplemental Indenture to be duly executed as of the day and year first before written.

BILL BARRETT CORPORATION

By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Chief Financial Officer and
Treasurer

BILL BARRETT CBM CORPORATION

By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Chief Financial Officer and
Treasurer

BILL BARRETT CBM, LLC

By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Chief Financial Officer and
Treasurer

CIRCLE B LAND COMPANY LLC

By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Chief Financial Officer and
Treasurer

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Supplemental Indenture as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

By:	/s/ David Contino
	Name:	David Contino
	Title:	Vice President

SCHEDULE 1

Subsidiary Guarantors

Bill Barrett CBM Corporation

Bill Barrett CBM, LLC

Circle B Land Company LLC

1-1

EXHIBIT A — FORM OF NOTE

[FORM OF FACE OF NOTE]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BILL BARRETT CORPORATION

No.                          $

CUSIP No.

BILL BARRETT CORPORATION, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum of [          ] Dollars ($[          ]) on July 15, 2016, and to pay interest thereon from July 8, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of each year, commencing January 15, 2010, at the rate of 9.875% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at 5:00 p.m. (New York City time) on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and will be paid to the Person in whose name this Note is registered at 5:00 p.m. (New York City time) on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date.

Payment of the principal of and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Supplemental Indenture or be valid or obligatory for any purpose.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Bill Barrett Corporation has caused this instrument to be duly executed.

BILL BARRETT CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

9.875% Senior Note due 2016

Bill Barrett Corporation, a corporation organized under the laws of Delaware (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture, dated as of July 8, 2009 (as it may be amended or supplemented from time to time (including by the Supplemental Indenture referred to below) in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the First Supplemental Indenture thereto dated as of July 8, 2009 (the “Supplemental Indenture”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Trust Indenture Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.  This Note is one of the Notes referred to in the Indenture initially issued in an aggregate principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

1.                                       Method of Payment

The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at 5:00 p.m. (New York City time) on the Regular Record Date with respect to the applicable Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date, except as otherwise provided in the Supplemental Indenture.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Place of Payment where the principal of and any other payments due on the Notes are payable shall initially be at the office or agency of the Company maintained for that purpose in New York, New York in accordance with Section 4.02 of the Supplemental Indenture.

The Company shall pay interest (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the relevant Regular Record Date (or upon written application by such Person to the Paying Agent at least five Business Days before the relevant Initial Payment Date, by wire transfer in immediately available funds to such Person’s account at a bank in New York City, if such Person is entitled to interest on an aggregate principal amount in excess of $1,000,000, which application shall remain in effect until the Holder notifies the Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

2.                                       Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.

3.                                       Ranking

The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing and future senior unsecured debt and senior to all of the Company’s future subordinated debt.

4.                                       Optional Redemption

Except as described below, the Company will not be entitled to redeem the Notes at its option prior to July 15, 2013.  The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, on and after July 15, 2013, upon not less than 30, nor more than 60, days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on July 15 of the years set forth below, plus, in each case, unpaid accrued interest, if any, thereon to the date of redemption:

Year	Percentage
2013	104.938%
2014	102.469%
2015 and thereafter	100.000%

At any time, or from time to time, on or prior to July 15, 2012, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes) at a redemption price equal to 109.875% of the aggregate principal amount of the Notes to be redeemed, plus unpaid accrued interest, if any, thereon to the date of redemption; provided that:

(1)                                  at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains Outstanding immediately after giving effect to any such redemption; and

(2)                                  the Company makes such redemption not more than 180 days after the consummation of any such Equity Offering.

The Notes will also be redeemable, in whole or in part, at the Company’s option at any time or from time to time, prior to July 15, 2013, at the applicable Make-Whole Price, in accordance with the provisions of the Supplemental Indenture.

If the Redemption Date is on a date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest to a Holder on such Regular Record Date.

5.                                       Purchase at the Option of Holders

Pursuant to Section 4.13 of the Supplemental Indenture upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or any portion of such Holder’s Notes pursuant to the offer described in Section 4.13 of the Supplemental Indenture at a purchase price equal to 101% of the principal amount thereof, plus unpaid accrued interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date).

The Company is, subject to certain conditions and exceptions set forth in the Supplemental Indenture, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders of record on the Relevant Record Date to receive interest on the relevant Interest Payment Date), with Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Supplemental Indenture.

6.                                       Denominations, Transfer, Exchange

The Notes are issuable in registered form without coupons in denominations of at least $2,000 and integral multiples of $1,000 thereafter and any integral multiple thereof.  A Holder of this Note may transfer or exchange Notes in accordance with the Supplemental Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder of this Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by this Supplemental Indenture.

7.                                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

8.                                       Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

9.                                       Amendment, Waiver

Subject to certain exceptions set forth in the Supplemental Indenture, (i) the Supplemental Indenture or the Notes may be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or the Indenture (including the Supplemental Indenture) or of any supplemental indenture to the Indenture or of modifying in any manner the rights of the Holders of the Notes without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the

Notes Outstanding and (ii) any Default or Event of Default may be waived by Notice to the Trustee by the Holders of at least a majority in aggregate principal amount of the Notes Outstanding.  In certain circumstances set forth in the Supplemental Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder.

10.                                 Defaults and Remedies

If an Event of Default (other than an Event of Default specified in Section 6.01(7) of the Supplemental Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may declare the principal of and accrued but unpaid interest, if any on all the Notes Outstanding to be immediately due and payable, except as provided in the Supplemental Indenture.  If an Event of Default specified in Section 6.01(7) of the Supplemental Indenture occurs and is continuing with respect to the Company, the principal of and accrued and unpaid interest, if any, on all the Notes then Outstanding, will, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable.  Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes Outstanding may rescind any such declaration with respect to the Notes and its consequences.  No reference herein to the Indenture or the Supplemental Indenture and no provision of this Note or of the Indenture or the Supplemental Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

11.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under this Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.                                 Indenture and Notes Solely Corporate Obligations

No recourse for the payment of the principal of or interest on any Notes or for any claim based upon any Notes or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Notes or because of the creation of any indebtedness represented thereby shall be had against any incorporator, stockholder, member, manager, employee, agent, officer or director, as such, past, present or future, of the Company, the Subsidiary Guarantors or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company, the Subsidiary Guarantors or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

13.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the face of this Note.

14.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of Minors Act).

15.                                 GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

16.                                 CUSIP Number

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused a CUSIP number to be printed on the Notes and has directed the Trustee to use CUSIP numbers in all notices issued to Holders of this Note as a convenience to such Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.

17.                                 Guarantees.

This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders by the Subsidiary Guarantors pursuant to the Indenture.  Reference is hereby made to the Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company  pursuant to Section 4.08 or Section 4.13 of the Supplemental Indenture, check the appropriate box below:

Section 4.08 [      ]            Section 4.13 [       ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.13 of the Supplemental Indenture, state the amount (in minimum denominations of $2,000 and integral multiples of $1,000):  $

Dated:	Signed:
(Sign exactly as name
appears on the other
side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

FORM OF ASSIGNMENT AND TRANSFER

For value received                                    hereby sell(s), assign(s) and transfer(s) unto                            (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                                    attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

EXHIBIT B- FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                         , 20    , among [SUBSIDIARY GUARANTOR] (the “New Guarantor”), a Subsidiary of Bill Barrett Corporation (or its successor) (the “Company”), BILL BARRETT CORPORATION, a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company has heretofore executed and delivered to an Indenture dated as of July 8, 2009 (the “Base Indenture”), as amended, supplemented and modified by a First Supplemental Indenture dated as of July 8, 2009 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Existing Guarantors and the Trustee, providing for the issuance of 9.875% Senior Notes due 2016 (the “Notes”);

WHEREAS Section 4.14 of the First Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture pursuant to a guarantee on the terms and conditions set forth herein and therein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this supplemental indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee and, on behalf of itself and the Existing Guarantors, the Company mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1.  Definitions.  For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the First Supplemental Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2.  Agreement to Guarantee.  The New Guarantor hereby unconditionally and irrevocably agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the First Supplemental Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3.  Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental

Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.  Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5.  Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this supplemental indenture.

SECTION 6.  Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7.  Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],
as the New Guarantor

By:
Name:
Title:

BILL BARRETT CORPORATION

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Name:
Title:

By:
Name:
Title: